As filed with the U.S. Securities and Exchange Commission on August 3, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VisionWave Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	99-5002777
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

300 Delaware Avenue, Suite 210 #301

Wilmington, Delaware 19801

302.305.4790

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas Davis

Executive Chairman and Chief Executive Officer

300 Delaware Avenue, Suite 210 #301

Wilmington, Delaware 19801

302.305.4790

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Stephen A. Cohen, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112

Tel: (212) 653-8700

Fax: (212) 653-8701

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of up to $100 million in the aggregate, subject to certain limitations, of the securities identified above from time to time in one or more offerings; and

●	a resale prospectus covering the resale by the selling securityholders named therein of up to 10,800,000 shares of common stock.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The resale prospectus immediately follows the base prospectus. The $100,000,000 of securities that we may offer, issue and sell under the base prospectus is exclusive of the 10,800,000 shares of our common stock that may be offered and sold by the selling securityholders under the resale prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated August 3, 2026

 VISIONWAVE HOLDINGS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, rights, units, or any combination of the foregoing, either individually or comprised of one or more of the other securities, having an aggregate initial offering price not exceeding $100 million, subject to certain limitations, as described below.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is presently listed on The Nasdaq Global Market under the symbol “VWAV” and our public warrants are listed on Nasdaq under the symbol “VWAVW.” On July 31, 2026, the last reported sale price of our common stock and public warrants was $1.72 per share and $0.21 per warrant, respectively. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is __, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings of common stock, preferred stock, various series of debt securities, rights, units, and/or warrants to purchase any of such securities, either individually or comprised of a combination of one or more of the other securities in one or more offerings up to a total dollar amount of $100 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. We may add, update or change, in a prospectus supplement or free writing prospectus, any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

Company References

In this prospectus “the Company,” “VisionWave,” “we,” “us,” and “our” refer to VisionWave Holdings, Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

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SUMMARY

Overview

VisionWave, through its own internal developments, various industry partnerships, and through its wholly owned subsidiaries VisionWave Technologies Inc., a Nevada corporation (“VisionWave Technologies”), VisionWave IL, Ltd., an Israel corporation and Solar Drone Ltd, an Israeli corporation (“Solar Drone”), is at the forefront of creating software and hardware solutions for UxV (Unmanned Vehicles including UAVs, UGVs and USVs – Aerial, Ground and Submersible) capabilities by integrating advanced artificial intelligence (AI) and autonomous solutions for both defense and aerospace applications, and commercial uses. Our technologies, both those available for sale and in development, — ranging from high-resolution radars and advanced vision systems; to radio frequency (RF) sensing technologies; to high-speed compute platforms; to payload management for various UxVs like drones and UGVs, seek to improve operational efficiency and precision dual markets; for military and homeland security applications, and for commercial use cases worldwide.

With headquarters, research and development in the U.S., and offices in the U.S., Israel, the United Kingdom and France, VisionWave is seeking to position itself to serve global markets, offering defense and commercial solutions that address the evolving needs of security forces and commercial infrastructures across the world.

Since the formation of VisionWave Technologies on March 20, 2024, the Company has focused on the commercialization and customization of acquired and existing technologies, in defense, surveillance, and homeland security application; as well as commercial infrastructure uses of drones and other unmanned vehicles, for example, solar panel cleaning on large solar farms. VisionWave and the Company via VWAV BOCA JOM, LLC, currently holds a portfolio of patented solutions. As part of its commercialization efforts, VisionWave conducted simulated testing and validation for defense contractors to demonstrate the effectiveness of its technologies and has shipped and realized partial revenue through its wholly owned subsidiary Solar Drone. The ability to customize these solutions for specific client applications represents the final phase before large-scale deployment. subject to obtaining appropriate financing and large-scale purchase order of which there is no guarantee.

When VisionWave describes its products as “ready for deployment,” it refers to the technological capability to manufacture and deliver these products upon customer orders. Readiness does not imply existing inventory but instead reflects the ability to integrate technologies into customized solutions. Client-specific customizations (e.g., drone configurations, colors, or payload adaptations) are addressed through Non-Refundable Engineering (NRE) efforts post-order. As a result, no development costs were accrued before pilot orders and productions commenced.

VisionWave’ business model is built on innovation, strategic partnerships, manufacturing excellence, and collaboration, with the goal of enabling us to deliver solutions across the globe. VisionWave intends to license its proprietary technologies to defense contractors, government agencies, and industry leaders, enabling seamless integration into their systems and enhancing operational capabilities. Further, our products, including unmanned vehicles, advanced radar systems, and tactical platforms, will be sold directly to defense, homeland security, and industrial sectors, providing mission-critical solutions tailored to specific needs. We will also seek to develop strategic alliances and joint ventures, to co-develop customized solutions using our portfolio of advanced technologies. These partnerships drive innovation and expand our reach in global markets.

VisionWave has developed product lines that have reached the prototype phase are innovative products across three distinct categories, showcasing a portfolio designed to meet diverse market needs. Several of these products have reached technology readiness levels of proven through successful operations, indicating they are ready for deployment and at production readiness levels. These products are currently undergoing trials and demonstrations with targeted clients to validate performance, optimize functionality, and secure commercial orders, paving the way for potentially large-scale deployments.

Other products are in advanced stages of development, where they are being refined and validated in collaboration with partners to ensure operational reliability and compliance with client expectations. These efforts include conducting rigorous demonstrations for potential partners and customers to establish the solutions’ functionality, effectiveness, and scalability.

VisionWave is strategically focused on transitioning these products into manufacturing once customer requirements are fully addressed, final validations are completed, and operational readiness is confirmed.

This multi-faceted approach reflects VisionWave’ commitment to balancing immediate commercialization opportunities with ongoing innovation and development, ensuring the company remains responsive to evolving market demands while delivering solutions.

Recent Developments

QuantumSpeed IP Asset Acquisition

On January 5, 2026, the Company entered into an Asset Purchase Agreement (the “Adrian Asset Purchase Agreement”) with Adrian Holdings S.R.L., a Costa Rican company (“Adrian”). Pursuant to the Adrian Asset Purchase Agreement, the Company agreed to acquire from Adrian, and Adrian agreed to sell, transfer, convey and assign to the Company, all right, title and interest in and to certain intellectual property assets related to the technology known as QuantumSpeed (the “Assigned IP”), as more fully described in the Adrian Asset Purchase Agreement.

In consideration for the Assigned IP, the Company agreed to pay Adrian aggregate consideration consisting of (i) 10,000,000 shares of the Company’s Common Stock (the “Purchase Shares”), and (ii) a promissory note in the principal amount of $10,000,000 (the “Adrian Note”). At closing which occurred on January 5, 2026, the Company issued and delivered to Adrian 3,000,000 Purchase Shares (the “Closing Shares”) and executed and delivered the Adrian Note.

The issuance of the remaining 7,000,000 shares of the Company’s Common Stock (the “Contingent Shares”) is subject to approval by the Company’s shareholders as required under applicable Nasdaq listing rules. The Company has agreed to use its commercially reasonable efforts to obtain such shareholder approval (the “Shareholder Approval”) as soon as practicable following the Closing, including by including a proposal for such approval in its next annual or special meeting of shareholders (but excluding any special meeting to be held on or about February 2026), and in no event later than nine (9) months after the Closing Date. If Shareholder Approval is not obtained within nine (9) months after the Closing Date, then (i) the Company shall promptly cause sixty percent (60%) of the equity interests in QuantumSpeed Inc., a wholly-owned subsidiary of the Company to which the acquired intellectual property assets will have been assigned, to be transferred to Adrian (or its designee) free and clear of all encumbrances (other than restrictions under applicable securities laws), (ii) Adrian’s security interest in such equity interests shall be automatically released, and (iii) Adrian shall retain full ownership of the 3,000,000 shares of common stock previously issued at Closing and the Adrian Note, without any obligation to return, cancel, or forfeit the same. For the avoidance of doubt, in such event, no alternative consideration will be provided in lieu of the Contingent Shares.

Strategic Joint Venture Agreement

On January 9, 2026, the Company entered into a Strategic Joint Venture Agreement (the “JV Agreement”) with BOCA JOM, LLC (“BOCA”), GBT Tokenize Corp. (“TOKENIZE”), and GBT Technologies, Inc. (“GBT”).

Pursuant to the JV Agreement, the parties agreed to form a joint venture limited liability company in the State of Nevada (the “JV LLC”) for the purpose of developing, commercializing, and managing designated electronic design automation (EDA), defense, and high-security technology projects (the “Designated Projects”).

Equity interests in the JV LLC were determined using an internal reference value of $1.0 billion solely to facilitate negotiation of ownership percentages. This internal value is not a statement of the JV’s actual fair market value and was reached without the benefit of an independent third-party valuation or fairness opinion. Accordingly, stockholders and investors are cautioned not to place undue reliance on this figure as an indication of the value of the JV, its assets, or the Company’s interest therein for securities law purposes or otherwise. Ownership of the JV LLC is expected to be allocated among the parties as set forth in the Agreement and related exhibits.

The contributions are as follows:

●	TOKENIZE will contribute 897,102 shares of the Company’s common stock and its intellectual property portfolio.

●	GBT will contribute 2,020,500 shares of the Company’s common stock.

●	BOCA will contribute the Designated Projects.

●	BOCA and the Company will each enter into non-exclusive license agreements granting the JV LLC rights to use certain background intellectual property solely for the Designated Projects.

All contributions of Company securities are subject to compliance with applicable securities laws and Nasdaq Listing Rules, including obtaining shareholder approval if required under Nasdaq Rule 5635. The JV LLC will be governed by a three-member board, with governance and deadlock resolution mechanisms to be set forth in a separate operating agreement. TOKENIZE and GBT will not participate in management or governance of the JV LLC. The Agreement provides that the Company may appoint a director to BOCA’s board. Any appointment of a BOCA designee to the Company’s board would be subject to approval by the Company’s independent directors, compliance with Nasdaq rules, and, if applicable, shareholder approval.

Intellectual property developed by the JV LLC (“Foreground IP”) will be owned by the JV LLC. Each party retains ownership of its independently developed intellectual property. License rights terminate upon termination of the Agreement, subject to limited survival for existing customer obligations. The Agreement has an initial term of seven years and includes customary termination rights, including termination if required regulatory approvals (such as CFIUS or export control approvals) are denied. If no Designated Project generates revenue within twelve months following formation of the JV LLC, the Agreement may be terminated and contributed consideration returned, subject to board-level fiduciary determinations. In February 2025, TOKENIZE and GBT funded the JV LLC with 2,917,602 shares of Common Stock. The JV LLC commenced development of one (out of three) intellectual properties, which we internally named OMEGA, in April 2026 and as of June 2026 this intellectual property has been developed as a proof of concept.

SaverOne Transaction

On January 26, 2026, VisionWave entered into a definitive Exchange Agreement (the “Exchange Agreement”) with SaverOne 2014 Ltd., an Israeli company whose American Depositary Shares are listed on The Nasdaq Stock Market (“SaverOne”). The Exchange Agreement provided for a three-stage equity exchange and strategic collaboration under which VisionWave could acquire up to approximately 51% of SaverOne’s issued and outstanding ordinary shares on a fully diluted basis, and under which SaverOne could acquire shares of VisionWave common stock having an aggregate economic value of up to $7.0 million, in each case subject to milestone achievement, staged issuance, price-based adjustments and compliance with Nasdaq listing rules. The number of shares of VisionWave common stock issued at each closing was determined based on the five-day VWAP immediately preceding that closing (the “VWAV Average Price”).

All three closings under the Exchange Agreement have occurred. VisionWave completed the Stage 1 Closing on March 5, 2026, and completed the Stage 2 Closing (the Milestone 1 Exchange) and the Stage 3 Closing (the Milestone 2 Exchange) on June 22, 2026. The three stages were completed as follows:

● Stage 1. On March 5, 2026, in exchange for 365,610 shares of VisionWave Common Stock (the “Stage 1 VisionWave Shares”) having an aggregate value of approximately $2.74 million (calculated based on the VWAV Average Price of $7.5031 per share), SaverOne issued to VisionWave 148,584 restricted ADSs (representing 6,418,828,800 restricted ordinary shares), representing 19.99% of SaverOne’s issued and outstanding share capital (fully diluted) as of the effective date of the Exchange Agreement. VisionWave also issued the corresponding shares issuable to SaverOne management at the Stage 1 Closing pursuant to Schedule 1.7 of the Exchange Agreement, including the applicable portion of the $3 million management pool (39.1877%).

● Stage 2. Upon achievement of the first operational integration milestone, on June 22, 2026, in exchange for shares of VisionWave Common Stock having a value of approximately $2.74 million, SaverOne issued to VisionWave ADSs representing an additional 19.99% of SaverOne’s outstanding share capital (fully diluted) (the “Stage 2 Closing”). The consideration issued at the Stage 2 Closing included the corresponding shares issuable to SaverOne management pursuant to Schedule 1.7 of the Exchange Agreement, including the applicable portion of the $3 million management pool (39.1877%).

● Stage 3. Upon achievement of the commercial or defense pilot milestone, on June 22, 2026, in exchange for shares of VisionWave Common Stock having a value of approximately $1.51 million, SaverOne issued to VisionWave ADSs representing an additional 11.02% of SaverOne’s outstanding share capital (fully diluted) (the “Stage 3 Closing”). The consideration issued at the Stage 3 Closing included the corresponding shares issuable to SaverOne management pursuant to Schedule 1.7 of the Exchange Agreement, including the applicable portion of the $3 million management pool (21.62%). The shares of VisionWave Common Stock issued in respect of the Stage 2 and Stage 3 Closings were issued to SaverOne on June 24, 2026 and totaled 1,310,861 shares.

Although the Stage 3 Closing would otherwise have resulted in VisionWave owning approximately 51% of SaverOne, in connection with the Stage 2 and Stage 3 Closings VisionWave assigned to Adrian Holdings S.R.L. its right to receive 14,843,945,442 of the SaverOne ordinary shares otherwise issuable to it, and those shares were issued directly to Adrian, reducing the outstanding principal amount of the promissory note previously issued to Adrian by approximately $1.43 million. As a result of this assignment and SaverOne utilizing an equity line resulting in further issuances, VisionWave beneficially owns approximately 30.30% of SaverOne’s issued and outstanding ordinary shares. VisionWave does not control SaverOne, does not consolidate SaverOne in its financial statements, and accounts for its investment in SaverOne under the equity method of accounting. The transaction establishes SaverOne as the core operating platform for VisionWave’s radio-frequency (RF) defense and security technologies, supported by a non-exclusive, worldwide license to certain VisionWave RF intellectual property for defense and security applications.

Blade Ranger Transaction

On December 3, 2025, VisionWave entered into the Blade Ranger Agreement with Seller, and, solely for purposes of acknowledgment and certain covenants therein, the Target Company, which was amended on December 15, 2025. Pursuant to the Blade Ranger Agreement, VisionWave acquired all of the issued and outstanding shares of the Target Company (the “Acquisition”) from the Seller in consideration for the issuance by VisionWave to the Seller (or its designee(s)) of the Buyer Shares and the Initial PFWs. Further, if the VWAP of VisionWave’s Common Stock for the five Trading Day period immediately preceding the date of effectiveness of the registration statement registering the resale of the Buyer Shares and Warrant Shares is less than $12.00 per share then VisionWave shall issue Blade Ranger such number of Additional PFWs equal the difference between (x) $21,600,000 divided by such average daily VWAP and (y) 1,800,000, to be issued within two Business Days following the effectiveness of such registration statement.

The Pre-Funded Warrants are exercisable immediately upon issuance at a nominal exercise price of $0.01 per share (with the aggregate exercise price, except for such nominal amount, pre-funded to VisionWave) and will remain exercisable until exercised in full, subject to customary adjustments, beneficial ownership limitations (9.99%), and an exchange cap of 19.99% of VisionWave’s outstanding common stock prior to the initial exercise date unless shareholder approval is obtained pursuant to Nasdaq Listing Rule 5635. The Warrant Shares issuable upon exercise of the Pre-Funded Warrants are subject to the registration rights set forth in the Agreement.

Bitcoin mining acceleration and orchestration platform

On February 17, 2026, the Company entered into a Statement of Work (the “SOW”) with a third-party vendor for the development, validation, and deployment of a custom qSpeed-Mine™ Bitcoin mining acceleration and orchestration platform. The SOW has a total contract value of $10.0 million and represents a commitment for custom software and systems development to enhance the Company’s Bitcoin mining operations. The SOW provides for the design, validation, and deployment of a production-grade software acceleration layer, fleet orchestration/control plane, observability tools, security hardening, and deployment engineering optimized for Bitcoin (SHA-256d) mining across up to approximately 1,000 nodes/machines. The engagement is structured with objective technical milestones and acceptance criteria, and payments are contingent upon successful delivery and acceptance of each milestone. The expected program duration is approximately 32 weeks.

The SOW provides for the following milestone-based payment structure:

●	$350,000 was paid upon execution of the SOW;

●	Approximately $1.0 million is payable through completion and acceptance of the proof-of-concept (“POC”) milestone;

●	Approximately $6.0 million is payable upon completion and acceptance of successive intermediate milestones, including scaled deployment and operational validation; and

●	Approximately $3.0 million is payable upon final delivery and full program acceptance.

If milestone execution proceeds as planned, the SOW is structured to generate not less than the full $10.0 million in revenue during calendar year 2026, subject to milestone completion and acceptance of which there is no guarantee. Revenue is expected to be recognized in accordance with applicable accounting standards based on milestone achievement and acceptance. All deliverables under the SOW are owned by the Company, reinforcing the Company’s proprietary rights in the QuantumSpeed™ platform. The SOW does not obligate the counterparty to continue beyond accepted milestones and does not include minimum purchase or volume commitments beyond the defined milestone structure.

Following execution of the Statement of Work, VisionWave commenced work on the project but, due to the lack of further development, VisionWave suspended further work. To date, the client has neither requested continuation of the project nor provided a formal notice of termination.

C.M. Composite Materials Ltd. Transaction

On February 20, 2026 (the “Effective Date”), the Company, entered into two related definitive agreements in connection with a strategic investment and acquisition transaction involving C.M. Composite Materials Ltd., an Israeli corporation with registration number 513931980 (the “C.M. Composite”): (i) an Investment and Share Purchase Agreement (the “Share Purchase Agreement”), dated as of February 20, 2026, by and among the Company (as Buyer), Matania (Mati) Moskovich (as Seller)(“Moskovich”), and the C.M. Composite (solely for purposes of acknowledgment and certain covenants); and (ii) a Loan Agreement (the “Loan Agreement”), dated as of February 20, 2026, by and between the Company (as Lender) and the C.M. Composite (as Borrower).

Pursuant to the Share Purchase Agreement, the Company agreed to acquire from the Seller 10.2 ordinary shares of the C.M. Composite (the “Purchased Shares”), representing 51% of the issued and outstanding ordinary shares of the C.M. Composite (which has 20 outstanding ordinary shares out of 30,000 authorized ordinary shares, par value 0.1 NIS per share). In consideration therefor, the Company agreed to issue to Moskovich 250,000 shares of the Company’s Common stock (the “Buyer Shares”), valued at $2,500,000 based on the parties’ agreement.

The Loan Agreement provides for a secured loan facility in an aggregate principal amount of up to $5,000,000 (the “Commitment”). The Company is obligated to make an initial advance of up to $1,500,000 within ten (10) Business Days following the Effective Date (subject to satisfaction of conditions precedent), to be used for general working capital purposes consistent with the C.M. Composite’s ordinary course of business. Subsequent advances of the remaining up to $3,500,000 may be made in one or more tranches upon mutual written agreement of the parties, solely for working capital or the establishment and operation of a new facility outside Israel, with each tranche subject to the Company’s reasonable approval and minimum amounts (generally not less than $250,000 unless otherwise agreed). Proceeds of subsequent advances are to be used exclusively to operate, develop, certify, market, and commercialize the C.M. Composite’s technologies and products in global markets, including the United States. The Company advanced $500,000 to C.M. Composite on February 5, 2026, the Company advanced $200,000 to C.M. Composite on January 22, 2026 and the Company advanced $398,345 to C.M. Composite on December 26, 2025. The advances were made pursuant to a promissory note with a 24-month maturity, bearing no interest unless an event of default occurs (then at 5% per annum or the lower legal maximum), prepayable without penalty, and not contingent on any acquisition or strategic transaction.

Any loan pursuant to the Loan Agreement will bear simple interest at 12% per annum (or such lower rate as mutually agreed in writing, but not exceeding prevailing market rates for similar loans as determined in good faith by the Company), calculated on a 360-day year basis for actual days elapsed. The loan will mature three (3) years after the Effective Date. The obligations under the Loan Agreement are secured by a first-priority security interest in substantially all assets of the C.M. Composite (including accounts, inventory, equipment, general intangibles, intellectual property, and proceeds thereof).

On March 11, 2026, the Company entered into a Side Letter (the “Side Letter”) with C.M. Composite, Giza Zinger Even Mezzanine, Limited Partnership (“Giza”), and Moskovich. The Side Letter supplements and addresses certain obligations under the Share Purchase Agreement and the Loan Agreement with C.M. Composite and Moskovich, as well as the settlement agreement dated February 5, 2026, between Giza, Mati, and C.M. Composite (the “Giza Settlement Agreement”).

Pursuant to the Side Letter, among other things:

●	the Company acknowledges the terms of the Giza Settlement Agreement and agrees that C.M. Composite’s performance thereunder (including payments, reporting, and security perfection) does not constitute a breach or default under the Share Purchase Agreement, Loan Agreement, Note, or related agreements.

●	the Company consents to all payments by C.M. Composite (or its affiliates) to Giza under the Giza Settlement Agreement, including an immediate payment already made by the Company directly to Giza and ongoing periodic payments, and agrees not to interfere with such payments.

●	until full satisfaction of such obligations, neither C.M. Composite nor the Company shall take actions resulting in dilution of C.M. Composite’s shareholders, including issuances of equity, options, warrants, or convertible securities; the Company further agrees not to exercise conversion rights under the Note without Giza’s prior written consent.

●	the Company irrevocably commits to provide aggregate funding of at least $5,000,000 to C.M. Composite, allocated as $1,500,000 for working capital and $3,500,000 for establishing and operating a new facility outside Israel.

●	C.M. Composite’s activities outside Israel (including those funded by the committed amount) must be conducted directly by C.M. Composite, not through subsidiaries or other entities, unless pledged to Giza.

●	Neither the Company nor C.M. Composite shall structure transactions to circumvent the Giza Settlement Agreement’s restrictions or payment priorities.

●	Moskovich shall appoint an Israeli trustee (subject to Giza’s approval) for certain shares of C.M. Composite.

On February 26, 2026, the Company entered into the First Amendment (the “Amendment”) to that certain Share Purchase Agreement by and among the Company, Moskovich, and, solely for purposes of acknowledgment and certain covenants therein, C.M. Composite.

The Amendment adds a new recital to the Share Purchase Agreement emphasizing that the sole purpose of the Company entering into the SPA is to facilitate and enable the establishment of a joint venture in India between C.M. Composite (and/or FBM) and Belrise Industries Limited (or its affiliate) as contemplated by that certain Memorandum of Understanding dated February 16, 2026 (the “Belrise MOU”), and that the execution and performance of definitive agreements with Belrise Industries Limited (the “Belrise JV Agreements”) is a critical and indispensable component of the overall transaction.

The Amendment provides that the Company’s obligation to consummate the purchase of the Purchased Shares and the other transactions contemplated by the SPA is expressly conditioned upon the satisfaction (or waiver by the Company in its sole and absolute discretion) of the following condition precedent (the “Belrise Condition”): (a) C.M. Composite and FBM Composite Materials Ltd. shall have duly executed and delivered the Belrise JV Agreements substantially in the form and on the terms contemplated by the Belrise MOU; and (b) the Belrise JV Agreements shall be in full force and effect and shall not have been terminated, amended, or modified in any respect materially adverse to C.M. Composite or the Company without the prior written consent of the Company. The Seller acknowledges that the Belrise Condition is material, and failure to satisfy it entitles the Company to terminate the SPA without liability.

The Amendment amends and restates Section 2.3 of the Share Purchase Agreement to provide that the Closing shall take place remotely no later than December 31, 2026 (or such later date as mutually agreed), provided that in no event shall the Closing occur unless and until the Belrise Condition has been satisfied (or waived by the Company).

The Amendment also permits termination by the Company if the Belrise Condition has not been satisfied (or waived by the Company) on or before December 31, 2026 (the “Belrise Long-Stop Date”), provided that the Company may not terminate if it is then in material breach of its obligations under the Share Purchase Agreement.

Acquisition of VisionWave IL, Ltd.

On March 18, 2026, the Company acquired 100% of the issued and outstanding shares of VisionWave IL Ltd., an Israeli private shell limited company, for nominal consideration.

xClibre IP Assets Acquisition

On April 10, 2026, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Dream America Marketing Services, Ltda., a Costa Rican company (the “Seller”). Pursuant to the Agreement, the Company agreed to acquire from the Seller, and the Seller agreed to sell, transfer, convey and assign to the Company, all right, title and interest in and to certain intellectual property assets related to the technology known as xClibre (the “Assigned IP”), as more fully described in the Agreement.

In consideration for the Assigned IP, the Company agreed to pay the Seller aggregate consideration consisting of (i) 7,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Purchase Shares”), and (ii) a promissory note in the principal amount of $6,000,000 (the “Note”).

At closing, the Company has issued and delivered to the Seller 3,500,000 Purchase Shares (the “Closing Shares”) and executed and delivered the Note.

The issuance of the remaining 3,500,000 shares of the Company’s common stock (the “Contingent Shares”) is subject to (i) satisfactory proof-of-concept results and (ii) Nasdaq Shareholder Approval under Nasdaq Listing Rule 5635. The Company has agreed to use its commercially reasonable efforts to obtain such proof-of-concept approval (the “POC Approval”) as soon as practicable following the Closing, and in no event later than nine (9) months after the Closing Date. The Company has also agreed to use reasonable best efforts to obtain Nasdaq Shareholder Approval. If proof-of-concept approval is not obtained within nine (9) months after the Closing Date, then (i) the Company shall promptly cause sixty percent (60%) of the equity interests in xClibre Inc., a wholly-owned subsidiary of the Company to which the acquired intellectual property assets will have been assigned, to be transferred to the Seller (or its designee) free and clear of all encumbrances (other than restrictions under applicable securities laws), (ii) the Seller’s security interest in such equity interests shall be automatically released, and (iii) the Seller shall retain full ownership of the 3,500,000 shares of common stock previously issued at Closing and the Note, without any obligation to return, cancel, or forfeit the same. For the avoidance of doubt, in such event, no alternative consideration will be provided in lieu of the Contingent Shares.

An independent third-party valuation by BDO Consulting Group assessed the xClibre intellectual property at approximately $60 million as of April 10, 2026, based on certain assumptions regarding future development success, market adoption, and discount rates. This valuation is not a guarantee of realizable value and is subject to significant risks, including potential impairment if development milestones are not met. The Company’s Board was provided also with a fairness opinion by BDO Consulting Group for the structure and the value of the transaction. The Company’s Board of Directors reviewed this valuation and determined that the transaction is fair to, and in the best interests of, the Company and its stockholders.

The Agreement contains customary representations, warranties, covenants and indemnification provisions for a transaction of this nature.

The Assigned IP consists of intellectual property rights owned by the Seller relating to the xClibre technology, including patents, patent applications, trademarks, copyrights, trade secrets, know-how, software and other proprietary rights, as set forth in Exhibit A to the Agreement.

YA II Transactions

On July 25, 2025, we entered into the Standby Equity Purchase Agreement (“SEPA”) with YA II PN, LTD., a Cayman Islands exempt limited company (“YA II” or “Investor”). Under the SEPA, the Company has the right to sell to YA II up to $50 million of its shares of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA.

Upon the satisfaction of the conditions to YA II’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of common stock issuable under the SEPA declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct Investor to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to YA II (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of common stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to YA II. “VWAP” is defined as the daily volume weighted average price of the shares of common stock for such trading day on the Nasdaq Stock Market during regular trading hours as reported by Bloomberg L.P.

The January Amendment amended the SEPA to, among other things:

(i) remove the Investor’s ability to deliver investor notices, which previously allowed the Investor to require the Company to issue and sell shares of Common Stock to the Investor in offset of amounts outstanding under the Convertible Notes;

(ii) modify the conditions under which an Amortization Event (as defined in the Convertible Notes) may occur, providing that no Amortization Event shall be deemed to have occurred due to a Registration Event (as defined in the Convertible Notes) prior to the Rule 144 Date, and after the Rule 144 Date, no such Amortization Event shall occur so long as the Company remains current on its filings with the SEC and the Investor is able to rely on Rule 144 under the Securities Act of 1933, as amended, to resell shares of Common Stock issuable under the Promissory Notes;

(iii) cancel the Investor’s obligation to fund an additional $2,000,000 in principal amount to the Company as set forth in a letter agreement dated September 11, 2025, between the Company and the Investor (provided that subsequent fundings on the same or different terms may be mutually agreed by the parties in the future and documented in writing); and

(iv) require the Company to use its best efforts to promptly respond to comments from the staff of the SEC regarding the Company’s initial Registration Statement on Form S-1 (File No. 333-289952) and seek effectiveness of such Registration Statement as soon as reasonably practicable.

In connection with the SEPA, and subject to the condition set forth therein, YA II has agreed to advance to the Company the Pre-Paid Advance. The first Pre-Paid Advance was disbursed on July 25, 2025 with respect to $3.0 million and the balance of $2.0 million was disbursed on September 11, 2025. The purchase price for the Pre-Paid Advance is 94% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date will be 12-months after the closing of each tranche of the Pre-Paid Advance. Investor may convert the Convertible Notes into shares of the Company’s common stock at a conversion price equal to the lower of $10.00 or 93% of the lowest daily VWAP during the five consecutive trading days immediately preceding the conversion (the “Conversion Price”); provided, that in no event may the Conversion Price be lower than $1.00 (the “Floor Price”). In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes may be declared immediately due and payable, in which case the Company shall pay to YA II the principal and interest due thereunder. In no event shall Investor be allowed to effect a conversion if such conversion, along with all other shares of common stock then beneficially owned by YA II and its affiliates, would exceed 4.99% of the outstanding shares of the then common stock of the Company. If at any time on or after the issuance of the Convertible Notes (i) the Floor Price Event, (ii) the Exchange Cap Event or (iii) a Registration Event occurs, provided, however, that no Registration Event shall be deemed to have occurred prior to the Rule 144 Date, and after the Rule 144 Date, no Registration Event shall be deemed to have occurred so long as the Company remains current on its filings with the SEC and the Investor is able to rely on Rule 144 under the Securities Act of 1933, as amended, to resell shares of common stock issuable under the Convertible Notes, then the Company shall make monthly payments to Investor beginning on the seventh trading day after the Amortization Event and continuing monthly in the amount of $750,000 plus a 5.0% premium and all accrued and unpaid interest. The Exchange Cap Event will not apply in the event the Company has obtained the approval from its stockholders in accordance with the rules of Nasdaq Stock Market for the issuance of shares of common stock pursuant to the transactions contemplated in the Convertible Note and the SEPA in excess of the Exchange Cap.

The Company will control the timing and amount of any sales of shares of common stock to YA II. Actual sales of shares of common stock to Investor as an Advance under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earliest to occur of (i) the 24-month anniversary of the date of the SEPA or (ii) the date on which Investor shall have made payment of Advances pursuant to the SEPA for shares of common stock equal to $50,000,000. We have the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to Investor, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Investor pursuant to the Convertible Notes and the SEPA. The Company and YA II may also agree to terminate the SEPA by mutual written consent. Neither the Company nor YA II may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by us or Investor other than by an instrument in writing signed by both parties.

As consideration for YA II’s commitment to purchase the shares of common stock pursuant the SEPA, the Company paid YA II, (i) a structuring fee in the amount of $35,000 and (ii) 200,000 shares of common stock as an equity fee. Further, the Company is required to pay YA II a commitment fee of $500,000 of which $250,000 shall be due and payable on the earlier of the effective date of the initial registration statement, or 60 days following the date of the SEPA, and the remaining $250,000 shall be due and payable on the date that is 90 days following the due date of the initial $250,000 installment, in each case to be paid by the issuance of such number of common shares that is equal to the applicable portion of the commitment fee divided by the average of the daily VWAPs of the common shares during the three trading days immediately prior to the applicable due date.

On February 26, 2026, the Company entered into a Letter Agreement (the “Letter Agreement”) with YA II PN, Ltd. (the “Investor”), pursuant to which the Investor agreed to provide the Company with a $20,000,000 senior loan (the “Loan”) on the terms and conditions set forth therein.

The Loan is evidenced by a Promissory Note (the “Note”) in the original principal amount of $20,000,000, bearing 0% interest per annum (increasing to 18% upon an Event of Default as defined therein). The Note was issued at an original issue discount of 15%, resulting in gross proceeds to the Company of $17,000,000 (prior to deduction of a $25,000 structuring and due diligence fee), or $16,975,000 net cash received.

The Note matures 12 months from issuance and requires monthly amortization payments of $2,500,000 of principal (plus a 2% Payment Premium on such principal amount) beginning on the 60th day following issuance and continuing on the same day of each successive month thereafter until maturity (each an “Installment Date”). The Company may satisfy any Installment Amount in cash or, at its election, by delivering an Advance Notice under the Company’s existing Standby Equity Purchase Agreement dated July 25, 2025, as amended (the “SEPA”), subject to a 30-day repayment waterfall in favor of the Investor.

The Company has the right to optionally redeem all or any portion of the outstanding principal at any time at 105% of the principal amount redeemed plus accrued and unpaid interest. Upon an uncured Event of Default, the Investor may convert all or any portion of the outstanding principal, accrued interest, and other amounts due into Common Stock at a conversion price equal to 90% of the lowest daily VWAP during the 10 consecutive Trading Days immediately prior to the conversion date, subject to a 4.99% beneficial ownership blocker, and a floor price.

Concurrently with the issuance of the Note, the Company issued to the Investor a warrant (the “Warrant”) to purchase 1,333,333 shares of Common Stock at an exercise price of $9.00 per share, exercisable for a term of five years from issuance.

The obligations under the Note are guaranteed by each subsidiary of the Company pursuant to a Global Guaranty Agreement.

The Letter Agreement contains customary representations, warranties, covenants (including restrictions on variable rate transactions, additional indebtedness without consent, and use of proceeds), and events of default. The Company is not required to register the shares issuable upon conversion of the Note but has agreed to register the shares issuable upon exercise of the Warrant. The Investor has demand registration rights covering all shares of common stock underlying the Note. Upon written demand, the Company must file a resale registration statement within 45 calendar days, use commercially reasonable efforts to cause it to become effective promptly, and address any Rule 415 limitations through pro-rata reductions and successive filings as necessary. In addition, the Company shall, at its sole cost and expense, file with the SEC on or before the date that is 90 calendar days after the closing date file a registration statement on Form S-1 registering the resale of all of the shares of common stock issuable upon exercise of the Warrant (the “Warrant Registration Statement”). The Company shall use its commercially reasonable efforts to cause the Warrant Registration Statement to be declared effective as soon as practicable after the filing thereof.

July 2026 Private Placement

On July 20, 2026, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Investor pursuant to which the Company agreed to issue and sell to the Investor convertible debentures in the aggregate principal amount of up to $15,000,000 (the “Convertible Debentures”), at a purchase price equal to 85% of the principal amount thereof, in two tranches. The first tranche, in the principal amount of $10,000,000, closed on July 20, 2026 (the “First Closing”). The second tranche, in the principal amount of $5,000,000, will close upon the effectiveness of the initial registration statement described below under “Registration Rights Agreement.” The Company also paid the Investor a non-refundable due diligence fee of $50,000, which was netted from the proceeds of the First Closing. The Company intends to use the net proceeds of the offering for working capital and general corporate purposes.

The Convertible Debentures bear interest at a rate of 5.00% per annum (which increases to 18.00% per annum during the continuance of an event of default), calculated on the basis of a 365-day year, and mature on July 20, 2027. Beginning on December 30, 2026, and on the same day of each calendar month thereafter, the Company is required to repay the Convertible Debentures in monthly installments of $1,750,000 of principal, plus a payment premium equal to 2% of the principal amount being paid and accrued and unpaid interest. Installment amounts are payable, at the Company’s option, in cash or by offset against the proceeds of one or more advances under the Company’s Standby Equity Purchase Agreement with the Investor, dated July 25, 2025, as amended (the “SEPA”). While the Convertible Debentures are outstanding, any advances under the SEPA must use the three-day pricing option provided for therein, and payments in excess of the installment amount then due are not subject to the payment premium. The Company may redeem amounts outstanding under the Convertible Debentures prior to maturity at any time upon advance notice by paying the principal amount being redeemed, a redemption premium equal to 5% of such principal amount, and accrued and unpaid interest.

The Convertible Debentures are convertible at the option of the Investor into shares of the Company’s Common Stock, at a fixed conversion price of $5.00 per share. Upon the occurrence and during the continuance of an event of default, the Investor may convert at the lower of such fixed price or a variable price equal to 90% of the lowest daily volume-weighted average price of the Common Stock during the ten trading days immediately preceding the conversion date, subject to a floor price of $0.702 per share. The Investor may not convert the Convertible Debentures (or exercise the Warrants described below) to the extent that, after giving effect thereto, the Investor and its affiliates would beneficially own more than 4.99% of the outstanding Common Stock. The Convertible Debentures also may not be converted, and the Warrants may not be exercised, to the extent the shares issuable would exceed the aggregate number of shares of Common Stock that the Company may issue under the applicable rules of The Nasdaq Stock Market LLC (the “Exchange Cap”), unless the Company’s stockholders approve issuances in excess of the Exchange Cap.

The Securities Purchase Agreement contains customary representations, warranties and covenants of the Company, including, among other things, covenants that, while the Convertible Debentures are outstanding and subject to specified exceptions, restrict the Company’s ability to enter into variable rate transactions (other than pursuant to the SEPA), incur additional indebtedness or grant liens, effect discounted offerings, and make payments on certain related-party indebtedness. Closing of the transaction was conditioned upon, among other things, the delivery of consent and deferral agreements by the holders of certain outstanding promissory notes issued by the Company.

In connection with the Securities Purchase Agreement, the Company issued to the Investor warrants (the “Warrants”) to purchase up to 1,800,000 shares of Common Stock at an exercise price of $5.00 per share. The Warrants are exercisable upon issuance and expire 36 months after the date of issuance. The Warrants are exercisable for cash, provided that if, after the six-month anniversary of the date of the Securities Purchase Agreement, a registration statement covering the resale of the shares underlying the Warrants is not available, the Warrants may be exercised on a cashless basis.

In connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the SEC an initial registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Convertible Debentures and exercise of the Warrants, together with certain additional shares issuable under the SEPA, within 60 days, and to use commercially reasonable efforts to cause such registration statement to be declared effective within the deadlines specified therein and to maintain its effectiveness until the registrable securities have been sold or may be sold without restriction under Rule 144.

In connection with the Securities Purchase Agreement, certain subsidiaries of the Company receiving proceeds of the Convertible Debentures, consisting of VisionWave Technologies, Inc., VisionWave Holdings UK Ltd and Solar Drone Ltd., entered into a Global Guaranty Agreement in favor of the Investor (the “Guaranty”), pursuant to which such subsidiaries, jointly and severally, guaranteed the payment obligations of the Company under the Convertible Debentures and the related transaction documents.

On July 20, 2026, as a condition to the First Closing, the Company entered into side letter agreements (the “Consent and Deferral Letters”) with each of Dream America Marketing Services, Ltda. (“Dream America”), the holder of a promissory note issued by the Company on April 10, 2026 in the original principal amount of $6,000,000, and Adrian Holdings S.R.L. (“Adrian”), the holder of a promissory note issued by the Company on January 5, 2026 in the original principal amount of $10,000,000. Pursuant to the Consent and Deferral Letters, each of Dream America and Adrian has agreed, until the obligations under the Convertible Debentures have been indefeasibly paid in full, (i) not to demand, request, accept, receive or apply any cash payments from the Company in respect of its promissory note (including payments of principal, interest, fees, default interest, premiums, costs or expenses), with any such payments received to be returned to the Company or held in suspense unless otherwise consented to in writing by the Investor, and (ii) to forbear from exercising its rights and remedies upon the occurrence of any default under its promissory note. Each of Dream America and Adrian has also consented to the Company’s incurrence of the indebtedness under the Convertible Debentures and to the payments required to be made thereunder, whether made in cash or through the issuance and sale of shares of Common Stock and the use of the proceeds of such issuances and sales to repay the Convertible Debentures. Except as set forth in the Consent and Deferral Letters, the terms of such promissory notes remain in full force and effect.

On July 20, 2026, the Investor, as holder of the promissory notes issued by the Company in connection with prepaid advances under the SEPA on July 25, 2025 (in the original principal amount of $3,000,000) and September 11, 2025 (in the original principal amount of $2,000,000) (collectively, the “SEPA Notes”), delivered to the Company written notice of its election, pursuant to the terms of the SEPA Notes, to extend the maturity date of the SEPA Notes to January 25, 2027 (the “Maturity Extension”), which extension the Company acknowledged and agreed.

Solar Drone Transaction to Acquire Junko Solar

On March 11, 2026, SolarDrone Ltd. (“SolarDrone”), an Israeli subsidiary of VisionWave entered into a Consulting and Share Purchase Agreement (the “Junko Agreement”) with Mr. Amos Cohen, the controlling shareholder of Junko Solar Ltd., an Israeli company engaged in solar panel maintenance and cleaning services. Pursuant to the Junko Agreement, SolarDrone agreed to acquire 51% of the issued and outstanding shares of Junko Solar Ltd. (the “Junko Transaction”). The parties agreed on a pre-money valuation of Junko Solar of $400,000, and SolarDrone agreed to purchase the 51% controlling interest for an aggregate purchase price of $204,000. The purchase price will be paid in three equal installments:

●	$68,000 upon execution of the Agreement

●	$68,000 within 35 days

●	$68,000 within 35 days thereafter

Upon payment of the first installment, the shares representing 51% ownership of Junko Solar Ltd. will be transferred to SolarDrone or its designated affiliate.

Pursuant to the Agreement, Mr. Amos Cohen was appointed Chief Executive Officer and a director of SolarDrone Ltd. Mr. Cohen will provide management and strategic services to SolarDrone pursuant to a consulting arrangement and will receive a consulting fee of 50,000 N.I.S per month plus VAT.

As part of the Transaction, Junko Solar Ltd. will transfer operational activities related to solar panel cleaning and maintenance services, including customer relationships, business opportunities, and related operational assets to SolarDrone. SolarDrone will manage and operate the business going forward.

National Oil Company of Liberia

On March 18, 2026, the Company entered into a Letter of Engagement (“LOE”) with the National Oil Company of Liberia (“NOCAL”), relating to offshore petroleum Blocks LB-4 and LB-5 located in the Liberia Basin. The LOE establishes a structured framework for the Company to advance toward the execution of a Production Sharing Contract (“PSC”) with the Government of Liberia, subject to prequalification by the Liberia Petroleum Regulatory Authority (“LPRA”), regulatory approvals, and legislative ratification by the Liberian Legislature.

The Company has been granted exclusive, non-transferable rights to pursue the Blocks for a period of eight (8) months from execution of the LOE (“Effective Date”), subject to extension if delays in the PSC process are not attributable to the Company. During this period, NOCAL is prohibited from negotiating or granting rights in the Blocks to third parties (except limited reconnaissance licenses that do not interfere). Assignment requires NOCAL’s prior written approval, not unreasonably withheld.

The Company has agreed to pay an initial signing bonus of $300,000 per block (total $600,000) within sixty (60) days following execution of the LOE by both parties. In the event the Blocks are not awarded to the Company for reasons not attributable to the Company, such payment is refundable in full without interest. This obligation is binding and material to the Company’s near-term liquidity.

Following execution of a PSC, the Company would be required to license seismic data for not less than $1,000,000 per block within 120 days of PSC execution. Upon execution and ratification of a PSC, the Company would be required to pay a signature bonus of $1,000,000 per block, payable within ninety (90) days of legislative ratification. The LOE contemplates a 10% carried interest to NOCAL; 10% carried interest to the Government of Liberia; 5% carried interest to citizens; and up to 5% participation by a local Liberian company. The contemplated PSC includes a multi-phase exploration program over approximately seven (7) years.

The LOE contains binding provisions, including exclusivity, confidentiality, compliance with anti-corruption laws (including FCPA) and specified financial obligations. However, the LOE does not constitute a final award of petroleum rights or grant any exploration or production rights at this stage. The execution of a PSC remains subject to prequalification, regulatory approvals, and legislative ratification in Liberia. There can be no assurance that a PSC will be executed or that the Company will ultimately be awarded the Blocks, that the Company’s proprietary RF sensing technologies will prove feasible or effective in this new application domain (outside the Company’s core defense and security markets), or that the Company will derive any revenue or benefit from this initiative. The Company may require additional capital, strategic partners, or farm-out arrangements to fulfill obligations, and the transaction involves significant geopolitical, regulatory, and operational risks in an emerging market jurisdiction.

T3 Defense, Inc. Share Exchange and Swap Agreement

On May 17, 2026, the Company entered into a Share Exchange and Swap Agreement (the “DFNS Agreement”) with T3 Defense Inc., a Nasdaq-listed company (“DFNS”). Pursuant to the DFNS Agreement, the Company issued and delivered to DFNS 475,492 newly issued shares of the Company’s Common Stock (the “VWAV Exchange Shares”) and, in exchange, DFNS issued to the Company 6,000,000 newly issued shares of DFNS common stock The VWAV Exchange Shares were issued at the Nasdaq closing price of the Company’s Common Stock on May 15, 2026 ($5.590 per share), for an aggregate value of approximately $2.658 million.

The VWAV Exchange Shares were issued as “restricted securities” within the meaning of Rule 144 under the Securities Act in a private placement exempt from registration under Section 4(a)(2) of the Securities Act, and bear a customary restrictive legend. The shares are subject to additional contractual restrictions on transfer and legend removal that require the prior written consent of both parties.

Proposed Tier IV Data Center Joint Venture

On June 12, 2026, the Company entered into a term sheet (the “Data Center Term Sheet”) with Lucky Whale Production Limited, a Hong Kong-incorporated project sponsor (the “Sponsor”), setting out the principal proposed terms for the establishment of a joint venture to develop, hold and operate a proposed Tier IV data center project located in Beth Shemesh, Israel (the “Project”).

Under the proposed structure, the Company and the Sponsor would form a jointly held company (owned 68% by the Company and 32% by the Sponsor) that would in turn hold 75% of a special purpose project company holding the land, building permit and related rights for the Project, resulting in the Company holding an effective indirect interest of approximately 51% in the Project. As consideration for the Project rights, the Company would issue shares of its Common Stock with an aggregate value of approximately $40 million to the land owner, on an all-share basis with no cash component, subject to required approvals (including, to the extent required, Nasdaq stockholder approval), lock-up and orderly resale arrangements and customary registration rights. The Project would require substantial additional capital, and the proposed transaction remains subject to the completion of due diligence, the negotiation and execution of definitive agreements and the satisfaction of numerous conditions. There can be no assurance that the proposed transaction will be completed on the terms described, or at all.

Following execution of the term sheet, the Company commenced its due diligence review of the proposed transaction.

As a result of such evaluation, the Company’s management determined that continuing to pursue the proposed transaction would not be in the best interests of the Company or its shareholders. Accordingly, on July 22, 2026 the Company has notified Sponsor that it has elected not to proceed with the transaction contemplated by the previously announced term sheet and does not intend to negotiate or execute definitive agreements relating to the proposed project.

Assignment of Exchange Rights — Adrian Holdings S.R.L.

On June 22, 2026, the Company entered into an Assignment of Exchange Rights, Joinder and Partial Satisfaction of Note Agreement (the “Assignment Agreement”) with Adrian Holdings S.R.L. (“Adrian”). Pursuant to the Assignment Agreement, the Company assigned to Adrian, effective immediately prior to and conditioned upon each of the Stage 2 closing and the Stage 3 closing under the SaverOne Exchange Agreement, all of the Company’s right to receive 14,843,945,442 SaverOne ordinary shares (the “Assigned Shares”), which were issued and delivered directly to Adrian (or its designated custodian) such that the Company acted solely as a conduit and at no time held beneficial ownership of the Assigned Shares.

In consideration for the assignment, and effective upon issuance of the Assigned Shares to Adrian at each applicable closing, the outstanding principal amount of the $10,000,000 promissory note previously issued to Adrian in connection with the Asset Purchase Agreement dated January 5, 2026 (the “Adrian Note”) was reduced by an amount equal to 110% of the value of the Assigned Shares, for an aggregate reduction of approximately $1.43 million. The Assignment Agreement did not modify the aggregate number of SaverOne ordinary shares issuable, or the aggregate consideration payable to SaverOne, under the Exchange Agreement.

SaverOne Exchange Agreement — Completion of Stage 2 and Stage 3 Closings

On June 22, 2026, the Company and SaverOne 2014 Ltd. (“SaverOne”) consummated the Stage 2 closing (the Milestone 1 Exchange) and the Stage 3 closing (the Milestone 2 Exchange) under the Exchange Agreement dated January 26, 2026, following the achievement and certification of the applicable milestones and the satisfaction of the conditions set forth in the Exchange Agreement. On June 24, 2026, as consideration for the Stage 2 and Stage 3 SaverOne shares, the Company issued and delivered to SaverOne an aggregate of 1,310,861 shares of Common Stock (including shares issuable to SaverOne management pursuant to Section 1.7 of the Exchange Agreement), consisting of shares having an aggregate value of approximately $2,743,137 issued at the Stage 2 closing and shares having an aggregate value of approximately $1,513,726 issued at the Stage 3 closing, in each case with the number of shares determined based on the VWAV Average Price as provided in the Exchange Agreement. The VisionWave Shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder.

Although the Stage 3 Closing would otherwise have resulted in VisionWave owning approximately 51% of SaverOne, in connection with the Stage 2 and Stage 3 Closings VisionWave assigned to Adrian Holdings S.R.L. its right to receive 14,843,945,442 of the SaverOne ordinary shares otherwise issuable to it, and those shares were issued directly to Adrian, reducing the outstanding principal amount of the promissory note previously issued to Adrian by approximately $1.43 million. As a result of this assignment and SaverOne utilizing an equity line resulting in further issuances, VisionWave beneficially owns approximately 30.30% of SaverOne’s issued and outstanding ordinary shares. VisionWave does not control SaverOne, does not consolidate SaverOne in its financial statements, and accounts for its investment in SaverOne under the equity method of accounting. The transaction establishes SaverOne as the core operating platform for VisionWave’s radio-frequency (RF) defense and security technologies, supported by a non-exclusive, worldwide license to certain VisionWave RF intellectual property for defense and security applications.

Acquisition Agreement — Meteor Aerospace Ltd.

On June 29, 2026, the Company entered into a binding Acquisition Agreement (the “Meteor Agreement”) with Meteor Aerospace Ltd. (“Meteor”), an Israeli aerospace and defense company, pursuant to which the Company agreed to acquire fifty-one percent (51%) of the issued and outstanding share capital of Meteor, subject to the satisfaction of specified closing conditions. Meteor is engaged in the development, manufacturing and commercialization of aerospace and defense technologies, including unmanned aerial systems, unmanned ground systems, unmanned surface vessels, loitering munition systems, electronic warfare technologies, and command, control, communications, cyber and battlefield management systems.

The Meteor Agreement values Meteor at a pre-money equity valuation of $40.0 million. Subject to the satisfaction of all closing conditions, the Company will acquire its 51% interest for aggregate consideration having a value of approximately $20.4 million, consisting of approximately $6.0 million of unrestricted shares of the Company’s Common Stock and approximately $14.4 million of restricted shares of the Company’s Common Stock subject to a six-month lock-up following closing, with the number of shares to be determined based upon the VWAP of the Company’s Common Stock during the five trading days immediately preceding the closing date. Closing is expressly conditioned upon, among other things, the successful completion of a live flight validation of Meteor’s Impact-700 unmanned aerial system and the Company’s satisfactory completion of due diligence. Upon closing, the Company would obtain a controlling interest in Meteor and the right to appoint three of Meteor’s five directors. There can be no assurance that the acquisition will be completed on the terms described, or at all.

Acquisition Agreement — Foresight Autonomous Holdings Ltd.

On June 2, 2026, the Company entered into a Securities Exchange Agreement (the “Foresight Agreement”) with Foresight Autonomous Holdings Ltd. (“Foresight”), pursuant to which the Company intended to acquire, in two stages, newly issued ordinary shares of Foresight representing 52% of Foresight’s issued and outstanding share capital as of the Stage 1 Closing (the Stage 1 Closing Date”).

On July 22, 2026, the Company was notified verbally by Foresight that its shareholders did not approve the transaction with VisionWave. As such, this Company is evaluating its options but, as of the date hereof, the Company does not intend to move forward with the Foresight transaction.

Acquisition Agreement — VisionWave Israel Ltd. (“VW Israel”) to acquire 60% of the issued and outstanding equity interests of VIP Lux Travel Ltd. and PKLST Tourism and Leisure Ltd

On May 12, 2026, VisionWave Israel Ltd. (“VW Israel”), a wholly owned subsidiary of the Company entered into a definitive Share Purchase and Shareholders Agreement (the “Agreement”) with Mr. Ian Paklida (the “Seller”), pursuant to which VW Israel agreed to acquire 60% of the issued and outstanding equity interests of VIP Lux Travel Ltd. and PKLST Tourism and Leisure Ltd., both Israeli corporations (collectively, the “Target Companies”).

The Agreement is definitive; however, the transaction has not yet closed.

Under the terms of the Agreement, the consideration for the acquisition of the Target Companies will be the issuance of shares of common stock of the Company, subject to the satisfaction of various conditions precedent and regulatory approvals.

The Agreement contemplates an aggregate transaction value of up to approximately 15 million NIS, payable in the Company shares valued at approximately USD $3 million. The number of shares to be issued will be 513,752 shares of common stock of the Company representing $6.02 cost per share.

The Agreement includes customary representations, warranties, covenants, indemnification provisions, confidentiality obligations, lock-up restrictions, and closing conditions. Closing remains subject to, among other things:

●	completion of legal, financial, and operational due diligence;

●	receipt of all required corporate and regulatory approvals;

●	applicable tax rulings and/or approvals in Israel;

●	execution and delivery of final ancillary closing documents; and

●	satisfaction or waiver of other customary closing conditions.

Until the closing occurs, there can be no assurance that the acquisition will be consummated on the terms currently contemplated, or at all.

Distributor Agreement (the “Agreement”) with Stratonex Defence Technologies Ltd

On July 1, 2026, the Company entered into a Distributor Agreement (the “Agreement”) with Stratonex Defence Technologies Ltd., a private company organized under the laws of England and Wales (“Stratonex”).

Pursuant to the Agreement, the Company appointed Stratonex as its strategic commercialization, integration and sovereign delivery partner for the United Kingdom, Europe and other mutually agreed markets. The Agreement establishes a framework pursuant to which Stratonex will identify, develop and manage commercial opportunities for the Company’s technologies, including engagement with government, defense and institutional customers, while supporting systems integration, sovereign deployment and commercialization of the Company’s products within the applicable territories.

The Agreement includes an opportunity registration process pursuant to which Stratonex may register prospective commercial opportunities with the Company. Upon written acceptance by the Company, registered opportunities receive exclusive protection during the applicable registration period, subject to the terms and conditions of the Agreement. The Agreement does not grant Stratonex exclusive distribution rights throughout the applicable territories and expressly reserves the Company’s right to appoint additional distributors and market its products through other channels, except with respect to accepted registered opportunities.

The initial term of the Agreement is two (2) years and automatically renews for successive one-year periods unless earlier terminated in accordance with its terms. Either party may terminate the Agreement upon sixty (60) days’ prior written notice or earlier upon specified events of default. The Agreement also contains customary provisions relating to confidentiality, intellectual property ownership, export compliance, warranties, indemnification and limitations of liability.

The Agreement does not obligate Stratonex to purchase any minimum quantity of products, does not establish minimum revenue commitments and does not obligate the Company to accept any purchase order submitted by Stratonex. Product pricing will be established pursuant to quotations issued by the Company from time to time.

Ben Everitt, the founder and a 50% shareholder of Stratonex, also serves as a member of the Company’s Advisory Board pursuant to an Advisory Board Agreement entered into in October 2025. Mr. Everitt serves solely as an independent advisor to the Company’s Board of Directors and is not a director, executive officer or employee of the Company. Mr. Everitt is a former Member of the Parliament of the United Kingdom and has more than twenty years of experience in government, national security, defense policy and strategic advisory roles, including service on the United Kingdom Parliament’s National Security Bill Committee and participation in the Armed Forces Parliamentary Scheme.

The Company’s Board of Directors reviewed and approved the Agreement after considering the existing advisory relationship between the Company and Mr. Everitt. Mr. Everitt is not a member of the Company’s Board of Directors and did not participate in the Company’s review, negotiation or approval of the Agreement.

Failure to Redeem Public Shares

Pursuant to Bannix Acquisition Corp.’s amended and restated certificate of incorporation in effect from March 10, 2025, through the consummation of the Business Combination, Bannix Acquisition Corp. was required to redeem all remaining public offering shares no later than June 27, 2025 (ten business days after the June 14, 2025 deadline for consummating an initial business combination). Bannix Acquisition Corp. did not redeem the remaining public offering shares as required by its amended and restated certificate of incorporation and the Business Combination was subsequently consummated on July 14, 2025. The failure to redeem the remaining public shares was inconsistent with the disclosures in the prospectus for Bannix Acquisition Corp.’s initial public offering (filed September 14, 2021) and the combined prospectus and proxy statement for the Business Combination, which stated that if an initial business combination was not consummated by the applicable deadline, Bannix Acquisition Corp. would cease all operations except for the purpose of winding up, redeem all public shares, and liquidate and dissolve, subject to applicable law.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as defined in the Jumpstart our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We could be an emerging growth company for up to five years, circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million, if we issue $1 billion or more in non-convertible debt during a three-year period, or if our annual gross revenues exceed $1.235 billion. We would cease to be an emerging growth company on the last day of the fiscal year following the date of the fifth anniversary of our first sale of common equity securities under an effective registration statement or a fiscal year in which we have $1.235 billion in gross revenues. Finally, at any time we may choose to opt-out of the emerging growth company reporting requirements. If we choose to opt out, we will be unable to opt back in to being an emerging growth company.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act, (ii) scaled executive compensation disclosures, and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

Our common stock is listed on Nasdaq under the symbol “VWAV” and our public warrants are listed on Nasdaq under the symbol “VWAVW”. Our principal executive office is located at 300 Delaware Avenue, Suite 210 #301, Wilmington, Delaware 19801, and our telephone number is 302.305.4790. Our operating office is located at 1063 Spaulding Ave., West Hollywood, CA 90046. Our website address is www.VWAV.inc. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains, and the prospectus supplement applicable to each offering of our securities will contain, a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on December 31, 2025, and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein contain, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act or 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

These forward-looking statements contain information about our expectations, beliefs or intentions regarding our product development and commercialization efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. These statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus, any related prospectus supplement and any related free writing prospectus also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future results. Our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including the development and commercialization of our products, research and development, general and administrative expenses, license or technology acquisitions, and working capital and capital expenditures. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our certificate of incorporation and bylaws, as amended. Copies of these documents are filed or incorporated by reference as exhibits to the registration statement, of which this prospectus forms a part.

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”), and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Certificate of Incorporation and our bylaws.

As of the date of this prospectus, our authorized capital stock consisted of 150,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. We had 27,582,069 shares of Common Stock and no shares of preferred stock outstanding as of July 27, 2026.

Common Stock

Voting rights. Each share of Common Stock will be entitled to one vote per share on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or the Company’s amended and restated certificate of incorporation. The amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the Company’s stockholders.

Dividend rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of Common Stock will be entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board out of legally available funds.

Rights upon liquidation. Upon a liquidation event, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other rights. Holders of Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that the Company may designate in the future

Transfer Agent. The transfer agent for the Common Stock is Continental Stock Transfer & Trust Company.

Exchange Listing. Our common stock is listed on The Nasdaq Global Market under the symbol “VWAV”.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

●	the designation and stated value per share of the preferred stock and the number of shares offered;

●	the amount of liquidation preference per share;

●	the price at which the preferred stock will be issued;

●	the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

●	any redemption or sinking fund provisions;

●	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

●	any conversion provisions; and

●	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

●	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

●	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

●	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock ranking on parity with the preferred stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so, provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

●	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

●	if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

●	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

●	if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

●	the redemption date;

●	the number of shares and series of preferred stock to be redeemed;

●	the redemption price;

●	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

●	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

●	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

●	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

 Anti-Takeover Effects of Provisions of the Company’s Charter, Bylaws and Applicable Law

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the Company or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.

Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless either the interested stockholder attained such status with the approval of our board of directors, the business combination is approved by our board of directors and stockholders in a prescribed manner or the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which it became an interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including, but not limited to:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be made;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries, if any, to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures will provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures will provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we will deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the date’s payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so, required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

The following description of the subscription rights and terms of the subscription rights agreement is a summary. It summarizes only those aspects of the subscription rights and those portions of the subscription rights agreement which we believe will be most important to your decision to invest in our subscription rights. There may be other provisions in the subscription rights agreement and the subscription certificate relating to the subscription rights which are also important to you. You should read these documents for a full description of the terms of the subscription rights. The forms of the subscription rights agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription rights agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

In general, a right entitles the holder to purchase for cash a specific number of shares of equity securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

●	the record date for stockholders entitled to receive the rights;

●	the number of equity securities that may be purchased upon exercise of each right;

●	the exercise price of the rights;

●	whether the rights are transferable;

●	the period during which the rights may be exercised and when they will expire;

●	the steps required to exercise the rights;

●	the price, if any, for the subscription rights;

●	the number of subscription rights issued;

●	the terms of the equity securities;

●	the extent to which the subscription rights are transferable;

●	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

●	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

●	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

●	whether we intend to sell the shares of equity securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

●	any applicable United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, NY, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents or dealers to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best-efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

 Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, NY. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

 The consolidated financial statements of VisionWave Holdings, Inc. as of September 30, 2025 and for the period from March 20, 2024 (date of inception) through September 30, 2024, included in the Registration Statement, which is referred to and made a part of this Registration statement, have been audited by RBSM LLP, independent registered public accounting firm, as set forth in their report which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus and any accompanying prospectus supplement, which forms a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus or any accompanying prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.VWAV.inc, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 300 Delaware Avenue, Suite 210 #301, Wilmington, Delaware 19801, and our telephone number is 302.305.4790.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus and any subsequent prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus and the accompanying prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

(1)	the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the Commission on December 31, 2025;

(2)	The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the Securities and Exchange Commission on May 20, 2026.

(3)	The Company’s Quarterly Report on Form 10-Q for the three months ended December 31, 2025, filed with the Securities and Exchange Commission on February 17, 2026.

(4)	The Company’s Current Reports on Form 8-K filed with the Securities Exchange Commission on October 9, 2025, November 5, 2025, November 12, 2025, November 18, 2025, November 26, 2025, December 4, 2025, December 10, 2025, December 17, 2025, December 30, 2025, January 7, 2026, January 7, 2026, January 12, 2026, January 23, 2026, January 23, 2026, January 26, 2026, February 2, 2026, February 6, 2026, February 10, 2026, February 17, 2026, February 23, 2026, February 25, 2026, February 27, 2026, March 9, 2026, March 11, 2026, March 16, 2026, March 17, 2026, March 17, 2026, march 18, 2026, March 19, 2026, March 24, 2026, April 2, 2026, April 13, 2026, April 20, 2026, April 23, 2026, May 4, 2026, May 11, 2026, May 15, 2026, May 21, 2026, June 2, 2026, June 4, 2026, June 12, 2026, June 17, 2026, June 25, 2026, June 30, 2026, July 2, 2026, July 21, 2026, July 24, 2026 and July 30, 2026 (other than any portions thereof deemed furnished and not filed); and

(5)	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on July 10, 2025 (File No. 001-42741) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description.

Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: Visionwave Holdings, Inc., 300 Delaware Avenue, Suite 210 #301, Wilmington, Delaware 19801, Attention: Investor Relations. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

 The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated August 3, 2026

VISIONWAVE HOLDINGS, INC.

10,800,000 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 10,800,000 shares (the “Shares”) of our common stock, par value $0.01 per share (“Common Stock”), by the Selling Stockholder (as defined below). The Shares covered by this prospectus consist of (x) up to 1,800,000 shares of Common Stock issuable upon exercise of the Warrant (as defined below) and (y) up to 9,000,000 shares of Common Stock issuable upon conversion of the Convertible Debentures (as defined below), in each case, issued to the Selling Stockholder in a private placement as described in this prospectus.

On July 20, 2026, VisionWave Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Selling Stockholder”). Pursuant to the Securities Purchase Agreement, on July 20, 2026 (the “Closing Date”), the Company agreed to issue and sell to the Selling Stockholder and the Selling Stockholder purchased from the Company (i) convertible debentures (the “Convertible Debentures”) in an aggregate principal amount of up to $15,000,000 and (ii) a warrant to purchase up to 1,800,000 shares of Common Stock at an exercise price of $5.00 per share (the “Warrant”), subject to adjustments as set forth in the Warrant. The first tranche, in the principal amount of $10,000,000, closed on July 20, 2026. The second tranche, in the principal amount of $5,000,000, will close upon the effectiveness of the registration statement of which this prospectus forms a part. In connection with the Securities Purchase Agreement, on the Closing Date, the Company and the Selling Stockholder entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company is obligated to file the registration statement of which this prospectus forms a part to register the shares of Common Stock issuable upon conversion of the Convertible Debentures and exercise of the Warrant. We will not receive any proceeds from the sale of the Shares by the Selling Stockholder under this prospectus. We will, however, receive proceeds from any portion of the Warrant that is exercised through the payment of the exercise price in cash. We intend to use the proceeds, if any, for general corporate purposes. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares.

The Selling Stockholder may offer such shares from time to time as it may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. This prospectus does not necessarily mean that the Selling Stockholder will offer or sell the Shares. We cannot predict when or in what amounts the Selling Stockholder may sell any of the Shares offered by this prospectus. Any shares of Common Stock subject to resale hereunder will have been issued by us and acquired by the Selling Stockholder prior to any resale of such shares pursuant to this prospectus.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “VWAV.” On July 31, 2026, the closing price of our Common Stock was $1.72 per share.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, the Selling Stockholder may, from time to time, offer and sell the Shares described in this prospectus in one or more offerings. Information about the Selling Stockholder may change over time. We will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholder under this prospectus, although we will receive proceeds from any portion of the Warrant that is exercised through the payment of its respective exercise price in cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We incorporate by reference important business and financial information about us into this prospectus and any prospectus supplement or any free writing prospectus we may authorize to be delivered to you. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information.” All references in this prospectus to “PDS Biotech”, “PDS,” the “Company,” “we,” “us” or “our” mean PDS Biotechnology Corporation, unless we state otherwise or the context otherwise requires.

Neither we nor the Selling Stockholder has authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. The Selling Stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in or incorporated by reference into this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment, the applicable prospectus supplement and otherwise incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.

An investment in our securities involves certain risks that should be carefully considered by prospective investors. See “Risk Factors.”

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PROSPECTUS SUMMARY

Overview

VisionWave, through its own internal developments, various industry partnerships, and through its wholly owned subsidiaries VisionWave Technologies Inc., a Nevada corporation (“VisionWave Technologies”), VisionWave IL, Ltd., an Israel corporation and Solar Drone Ltd, an Israeli corporation (“Solar Drone”), is at the forefront of creating software and hardware solutions for UxV (Unmanned Vehicles including UAVs, UGVs and USVs – Aerial, Ground and Submersible) capabilities by integrating advanced artificial intelligence (AI) and autonomous solutions for both defense and aerospace applications, and commercial uses. Our technologies, both those available for sale and in development, — ranging from high-resolution radars and advanced vision systems; to radio frequency (RF) sensing technologies; to high-speed compute platforms; to payload management for various UxVs like drones and UGVs, seek to improve operational efficiency and precision dual markets; for military and homeland security applications, and for commercial use cases worldwide.

With headquarters, research and development in the U.S., and offices in the U.S., Israel, the United Kingdom and France, VisionWave is seeking to position itself to serve global markets, offering defense and commercial solutions that address the evolving needs of security forces and commercial infrastructures across the world.

Since the formation of VisionWave Technologies on March 20, 2024, the Company has focused on the commercialization and customization of acquired and existing technologies, in defense, surveillance, and homeland security application; as well as commercial infrastructure uses of drones and other unmanned vehicles, for example, solar panel cleaning on large solar farms. VisionWave and the Company via VWAV BOCA JOM, LLC, currently holds a portfolio of patented solutions. As part of its commercialization efforts, VisionWave conducted simulated testing and validation for defense contractors to demonstrate the effectiveness of its technologies and has shipped and realized partial revenue through its wholly owned subsidiary Solar Drone. The ability to customize these solutions for specific client applications represents the final phase before large-scale deployment. subject to obtaining appropriate financing and large-scale purchase order of which there is no guarantee.

When VisionWave describes its products as “ready for deployment,” it refers to the technological capability to manufacture and deliver these products upon customer orders. Readiness does not imply existing inventory but instead reflects the ability to integrate technologies into customized solutions. Client-specific customizations (e.g., drone configurations, colors, or payload adaptations) are addressed through Non-Refundable Engineering (NRE) efforts post-order. As a result, no development costs were accrued before pilot orders and productions commenced.

VisionWave’ business model is built on innovation, strategic partnerships, manufacturing excellence, and collaboration, with the goal of enabling us to deliver solutions across the globe. VisionWave intends to license its proprietary technologies to defense contractors, government agencies, and industry leaders, enabling seamless integration into their systems and enhancing operational capabilities. Further, our products, including unmanned vehicles, advanced radar systems, and tactical platforms, will be sold directly to defense, homeland security, and industrial sectors, providing mission-critical solutions tailored to specific needs. We will also seek to develop strategic alliances and joint ventures, to co-develop customized solutions using our portfolio of advanced technologies. These partnerships drive innovation and expand our reach in global markets.

VisionWave has developed product lines that have reached the prototype phase are innovative products across three distinct categories, showcasing a portfolio designed to meet diverse market needs. Several of these products have reached technology readiness levels of proven through successful operations, indicating they are ready for deployment and at production readiness levels. These products are currently undergoing trials and demonstrations with targeted clients to validate performance, optimize functionality, and secure commercial orders, paving the way for potentially large-scale deployments.

Other products are in advanced stages of development, where they are being refined and validated in collaboration with partners to ensure operational reliability and compliance with client expectations. These efforts include conducting rigorous demonstrations for potential partners and customers to establish the solutions’ functionality, effectiveness, and scalability.

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VisionWave is strategically focused on transitioning these products into manufacturing once customer requirements are fully addressed, final validations are completed, and operational readiness is confirmed.

This multi-faceted approach reflects VisionWave’ commitment to balancing immediate commercialization opportunities with ongoing innovation and development, ensuring the company remains responsive to evolving market demands while delivering solutions.

Recent Developments

QuantumSpeed IP Asset Acquisition

On January 5, 2026, the Company entered into an Asset Purchase Agreement (the “Adrian Asset Purchase Agreement”) with Adrian Holdings S.R.L., a Costa Rican company (“Adrian”). Pursuant to the Adrian Asset Purchase Agreement, the Company agreed to acquire from Adrian, and Adrian agreed to sell, transfer, convey and assign to the Company, all right, title and interest in and to certain intellectual property assets related to the technology known as QuantumSpeed (the “Assigned IP”), as more fully described in the Adrian Asset Purchase Agreement.

In consideration for the Assigned IP, the Company agreed to pay Adrian aggregate consideration consisting of (i) 10,000,000 shares of the Company’s Common Stock (the “Purchase Shares”), and (ii) a promissory note in the principal amount of $10,000,000 (the “Adrian Note”). At closing which occurred on January 5, 2026, the Company issued and delivered to Adrian 3,000,000 Purchase Shares (the “Closing Shares”) and executed and delivered the Adrian Note.

The issuance of the remaining 7,000,000 shares of the Company’s Common Stock (the “Contingent Shares”) is subject to approval by the Company’s shareholders as required under applicable Nasdaq listing rules. The Company has agreed to use its commercially reasonable efforts to obtain such shareholder approval (the “Shareholder Approval”) as soon as practicable following the Closing, including by including a proposal for such approval in its next annual or special meeting of shareholders (but excluding any special meeting to be held on or about February 2026), and in no event later than nine (9) months after the Closing Date. If Shareholder Approval is not obtained within nine (9) months after the Closing Date, then (i) the Company shall promptly cause sixty percent (60%) of the equity interests in QuantumSpeed Inc., a wholly-owned subsidiary of the Company to which the acquired intellectual property assets will have been assigned, to be transferred to Adrian (or its designee) free and clear of all encumbrances (other than restrictions under applicable securities laws), (ii) Adrian’s security interest in such equity interests shall be automatically released, and (iii) Adrian shall retain full ownership of the 3,000,000 shares of common stock previously issued at Closing and the Adrian Note, without any obligation to return, cancel, or forfeit the same. For the avoidance of doubt, in such event, no alternative consideration will be provided in lieu of the Contingent Shares.

Strategic Joint Venture Agreement

On January 9, 2026, the Company entered into a Strategic Joint Venture Agreement (the “JV Agreement”) with BOCA JOM, LLC (“BOCA”), GBT Tokenize Corp. (“TOKENIZE”), and GBT Technologies, Inc. (“GBT”).

Pursuant to the JV Agreement, the parties agreed to form a joint venture limited liability company in the State of Nevada (the “JV LLC”) for the purpose of developing, commercializing, and managing designated electronic design automation (EDA), defense, and high-security technology projects (the “Designated Projects”).

Equity interests in the JV LLC were determined using an internal reference value of $1.0 billion solely to facilitate negotiation of ownership percentages. This internal value is not a statement of the JV’s actual fair market value and was reached without the benefit of an independent third-party valuation or fairness opinion. Accordingly, stockholders and investors are cautioned not to place undue reliance on this figure as an indication of the value of the JV, its assets, or the Company’s interest therein for securities law purposes or otherwise. Ownership of the JV LLC is expected to be allocated among the parties as set forth in the Agreement and related exhibits.

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The contributions are as follows:

●	TOKENIZE will contribute 897,102 shares of the Company’s common stock and its intellectual property portfolio.

●	GBT will contribute 2,020,500 shares of the Company’s common stock.

●	BOCA will contribute the Designated Projects.

●	BOCA and the Company will each enter into non-exclusive license agreements granting the JV LLC rights to use certain background intellectual property solely for the Designated Projects.

All contributions of Company securities are subject to compliance with applicable securities laws and Nasdaq Listing Rules, including obtaining shareholder approval if required under Nasdaq Rule 5635. The JV LLC will be governed by a three-member board, with governance and deadlock resolution mechanisms to be set forth in a separate operating agreement. TOKENIZE and GBT will not participate in management or governance of the JV LLC. The Agreement provides that the Company may appoint a director to BOCA’s board. Any appointment of a BOCA designee to the Company’s board would be subject to approval by the Company’s independent directors, compliance with Nasdaq rules, and, if applicable, shareholder approval.

Intellectual property developed by the JV LLC (“Foreground IP”) will be owned by the JV LLC. Each party retains ownership of its independently developed intellectual property. License rights terminate upon termination of the Agreement, subject to limited survival for existing customer obligations. The Agreement has an initial term of seven years and includes customary termination rights, including termination if required regulatory approvals (such as CFIUS or export control approvals) are denied. If no Designated Project generates revenue within twelve months following formation of the JV LLC, the Agreement may be terminated and contributed consideration returned, subject to board-level fiduciary determinations. In February 2025, TOKENIZE and GBT funded the JV LLC with 2,917,602 shares of Common Stock. The JV LLC commenced development of one (out of three) intellectual properties, which we internally named OMEGA, in April 2026 and as of June 2026 this intellectual property has been developed as a proof of concept.

SaverOne Transaction

On January 26, 2026, VisionWave entered into a definitive Exchange Agreement (the “Exchange Agreement”) with SaverOne 2014 Ltd., an Israeli company whose American Depositary Shares are listed on The Nasdaq Stock Market (“SaverOne”). The Exchange Agreement provided for a three-stage equity exchange and strategic collaboration under which VisionWave could acquire up to approximately 51% of SaverOne’s issued and outstanding ordinary shares on a fully diluted basis, and under which SaverOne could acquire shares of VisionWave common stock having an aggregate economic value of up to $7.0 million, in each case subject to milestone achievement, staged issuance, price-based adjustments and compliance with Nasdaq listing rules. The number of shares of VisionWave common stock issued at each closing was determined based on the five-day VWAP immediately preceding that closing (the “VWAV Average Price”).

All three closings under the Exchange Agreement have occurred. VisionWave completed the Stage 1 Closing on March 5, 2026, and completed the Stage 2 Closing (the Milestone 1 Exchange) and the Stage 3 Closing (the Milestone 2 Exchange) on June 22, 2026. The three stages were completed as follows:

● Stage 1. On March 5, 2026, in exchange for 365,610 shares of VisionWave Common Stock (the “Stage 1 VisionWave Shares”) having an aggregate value of approximately $2.74 million (calculated based on the VWAV Average Price of $7.5031 per share), SaverOne issued to VisionWave 148,584 restricted ADSs (representing 6,418,828,800 restricted ordinary shares), representing 19.99% of SaverOne’s issued and outstanding share capital (fully diluted) as of the effective date of the Exchange Agreement. VisionWave also issued the corresponding shares issuable to SaverOne management at the Stage 1 Closing pursuant to Schedule 1.7 of the Exchange Agreement, including the applicable portion of the $3 million management pool (39.1877%).

● Stage 2. Upon achievement of the first operational integration milestone, on June 22, 2026, in exchange for shares of VisionWave Common Stock having a value of approximately $2.74 million, SaverOne issued to VisionWave ADSs representing an additional 19.99% of SaverOne’s outstanding share capital (fully diluted) (the “Stage 2 Closing”). The consideration issued at the Stage 2 Closing included the corresponding shares issuable to SaverOne management pursuant to Schedule 1.7 of the Exchange Agreement, including the applicable portion of the $3 million management pool (39.1877%).

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● Stage 3. Upon achievement of the commercial or defense pilot milestone, on June 22, 2026, in exchange for shares of VisionWave Common Stock having a value of approximately $1.51 million, SaverOne issued to VisionWave ADSs representing an additional 11.02% of SaverOne’s outstanding share capital (fully diluted) (the “Stage 3 Closing”). The consideration issued at the Stage 3 Closing included the corresponding shares issuable to SaverOne management pursuant to Schedule 1.7 of the Exchange Agreement, including the applicable portion of the $3 million management pool (21.62%). The shares of VisionWave Common Stock issued in respect of the Stage 2 and Stage 3 Closings were issued to SaverOne on June 24, 2026 and totaled 1,310,861 shares.

Although the Stage 3 Closing would otherwise have resulted in VisionWave owning approximately 51% of SaverOne, in connection with the Stage 2 and Stage 3 Closings VisionWave assigned to Adrian Holdings S.R.L. its right to receive 14,843,945,442 of the SaverOne ordinary shares otherwise issuable to it, and those shares were issued directly to Adrian, reducing the outstanding principal amount of the promissory note previously issued to Adrian by approximately $1.43 million. As a result of this assignment and SaverOne utilizing an equity line resulting in further issuances, VisionWave beneficially owns approximately 30.30% of SaverOne’s issued and outstanding ordinary shares. VisionWave does not control SaverOne, does not consolidate SaverOne in its financial statements, and accounts for its investment in SaverOne under the equity method of accounting. The transaction establishes SaverOne as the core operating platform for VisionWave’s radio-frequency (RF) defense and security technologies, supported by a non-exclusive, worldwide license to certain VisionWave RF intellectual property for defense and security applications.

Blade Ranger Transaction

On December 3, 2025, VisionWave entered into the Blade Ranger Agreement) with Seller, and, solely for purposes of acknowledgment and certain covenants therein, the Target Company, which was amended on December 15, 2025. Pursuant to the Blade Ranger Agreement, VisionWave acquired all of the issued and outstanding shares of the Target Company (the “Acquisition”) from the Seller in consideration for the issuance by VisionWave to the Seller (or its designee(s)) of the Buyer Shares and the Initial PFWs. Further, if the VWAP of VisionWave’s Common Stock for the five Trading Day period immediately preceding the date of effectiveness of the registration statement registering the resale of the Buyer Shares and Warrant Shares is less than $12.00 per share then VisionWave shall issue Blade Ranger such number of Additional PFWs equal the difference between (x) $21,600,000 divided by such average daily VWAP and (y) 1,800,000, to be issued within two Business Days following the effectiveness of such registration statement.

The Pre-Funded Warrants are exercisable immediately upon issuance at a nominal exercise price of $0.01 per share (with the aggregate exercise price, except for such nominal amount, pre-funded to VisionWave) and will remain exercisable until exercised in full, subject to customary adjustments, beneficial ownership limitations (9.99%), and an exchange cap of 19.99% of VisionWave’s outstanding common stock prior to the initial exercise date unless shareholder approval is obtained pursuant to Nasdaq Listing Rule 5635. The Warrant Shares issuable upon exercise of the Pre-Funded Warrants are subject to the registration rights set forth in the Agreement.

Bitcoin mining acceleration and orchestration platform

On February 17, 2026, the Company entered into a Statement of Work (the “SOW”) with a third-party vendor for the development, validation, and deployment of a custom qSpeed-Mine™ Bitcoin mining acceleration and orchestration platform. The SOW has a total contract value of $10.0 million and represents a commitment for custom software and systems development to enhance the Company’s Bitcoin mining operations. The SOW provides for the design, validation, and deployment of a production-grade software acceleration layer, fleet orchestration/control plane, observability tools, security hardening, and deployment engineering optimized for Bitcoin (SHA-256d) mining across up to approximately 1,000 nodes/machines. The engagement is structured with objective technical milestones and acceptance criteria, and payments are contingent upon successful delivery and acceptance of each milestone. The expected program duration is approximately 32 weeks.

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The SOW provides for the following milestone-based payment structure:

●	$350,000 was paid upon execution of the SOW;

●	Approximately $1.0 million is payable through completion and acceptance of the proof-of-concept (“POC”) milestone;

●	Approximately $6.0 million is payable upon completion and acceptance of successive intermediate milestones, including scaled deployment and operational validation; and

●	Approximately $3.0 million is payable upon final delivery and full program acceptance.

If milestone execution proceeds as planned, the SOW is structured to generate not less than the full $10.0 million in revenue during calendar year 2026, subject to milestone completion and acceptance of which there is no guarantee. Revenue is expected to be recognized in accordance with applicable accounting standards based on milestone achievement and acceptance. All deliverables under the SOW are owned by the Company, reinforcing the Company’s proprietary rights in the QuantumSpeed™ platform. The SOW does not obligate the counterparty to continue beyond accepted milestones and does not include minimum purchase or volume commitments beyond the defined milestone structure.

Following execution of the Statement of Work, VisionWave commenced work on the project but, due to the lack of further development, VisionWave suspended further work. To date, the client has neither requested continuation of the project nor provided a formal notice of termination.

C.M. Composite Materials Ltd. Transaction

On February 20, 2026 (the “Effective Date”), the Company, entered into two related definitive agreements in connection with a strategic investment and acquisition transaction involving C.M. Composite Materials Ltd., an Israeli corporation with registration number 513931980 (the “C.M. Composite”): (i) an Investment and Share Purchase Agreement (the “Share Purchase Agreement”), dated as of February 20, 2026, by and among the Company (as Buyer), Matania (Mati) Moskovich (as Seller)(“Moskovich”), and the C.M. Composite (solely for purposes of acknowledgment and certain covenants); and (ii) a Loan Agreement (the “Loan Agreement”), dated as of February 20, 2026, by and between the Company (as Lender) and the C.M. Composite (as Borrower).

Pursuant to the Share Purchase Agreement, the Company agreed to acquire from the Seller 10.2 ordinary shares of the C.M. Composite (the “Purchased Shares”), representing 51% of the issued and outstanding ordinary shares of the C.M. Composite (which has 20 outstanding ordinary shares out of 30,000 authorized ordinary shares, par value 0.1 NIS per share). In consideration therefor, the Company agreed to issue to Moskovich 250,000 shares of the Company’s Common stock (the “Buyer Shares”), valued at $2,500,000 based on the parties’ agreement.

The Loan Agreement provides for a secured loan facility in an aggregate principal amount of up to $5,000,000 (the “Commitment”). The Company is obligated to make an initial advance of up to $1,500,000 within ten (10) Business Days following the Effective Date (subject to satisfaction of conditions precedent), to be used for general working capital purposes consistent with the C.M. Composite’s ordinary course of business. Subsequent advances of the remaining up to $3,500,000 may be made in one or more tranches upon mutual written agreement of the parties, solely for working capital or the establishment and operation of a new facility outside Israel, with each tranche subject to the Company’s reasonable approval and minimum amounts (generally not less than $250,000 unless otherwise agreed). Proceeds of subsequent advances are to be used exclusively to operate, develop, certify, market, and commercialize the C.M. Composite’s technologies and products in global markets, including the United States. The Company advanced $500,000 to C.M. Composite on February 5, 2026, the Company advanced $200,000 to C.M. Composite on January 22, 2026 and the Company advanced $398,345 to C.M. Composite on December 26, 2025. The advances were made pursuant to a promissory note with a 24-month maturity, bearing no interest unless an event of default occurs (then at 5% per annum or the lower legal maximum), prepayable without penalty, and not contingent on any acquisition or strategic transaction.

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Any loan pursuant to the Loan Agreement will bear simple interest at 12% per annum (or such lower rate as mutually agreed in writing, but not exceeding prevailing market rates for similar loans as determined in good faith by the Company), calculated on a 360-day year basis for actual days elapsed. The loan will mature three (3) years after the Effective Date. The obligations under the Loan Agreement are secured by a first-priority security interest in substantially all assets of the C.M. Composite (including accounts, inventory, equipment, general intangibles, intellectual property, and proceeds thereof).

On March 11, 2026, the Company entered into a Side Letter (the “Side Letter”) with C.M. Composite, Giza Zinger Even Mezzanine, Limited Partnership (“Giza”), and Moskovich. The Side Letter supplements and addresses certain obligations under the Share Purchase Agreement and the Loan Agreement with C.M. Composite and Moskovich, as well as the settlement agreement dated February 5, 2026, between Giza, Mati, and C.M. Composite (the “Giza Settlement Agreement”).

Pursuant to the Side Letter, among other things:

●	the Company acknowledges the terms of the Giza Settlement Agreement and agrees that C.M. Composite’s performance thereunder (including payments, reporting, and security perfection) does not constitute a breach or default under the Share Purchase Agreement, Loan Agreement, Note, or related agreements.

●	the Company consents to all payments by C.M. Composite (or its affiliates) to Giza under the Giza Settlement Agreement, including an immediate payment already made by the Company directly to Giza and ongoing periodic payments, and agrees not to interfere with such payments.

●	until full satisfaction of such obligations, neither C.M. Composite nor the Company shall take actions resulting in dilution of C.M. Composite’s shareholders, including issuances of equity, options, warrants, or convertible securities; the Company further agrees not to exercise conversion rights under the Note without Giza’s prior written consent.

●	the Company irrevocably commits to provide aggregate funding of at least $5,000,000 to C.M. Composite, allocated as $1,500,000 for working capital and $3,500,000 for establishing and operating a new facility outside Israel.

●	C.M. Composite’s activities outside Israel (including those funded by the committed amount) must be conducted directly by C.M. Composite, not through subsidiaries or other entities, unless pledged to Giza.

●	Neither the Company nor C.M. Composite shall structure transactions to circumvent the Giza Settlement Agreement’s restrictions or payment priorities.

●	Moskovich shall appoint an Israeli trustee (subject to Giza’s approval) for certain shares of C.M. Composite.

On February 26, 2026, the Company entered into the First Amendment (the “Amendment”) to that certain Share Purchase Agreement by and among the Company, Moskovich, and, solely for purposes of acknowledgment and certain covenants therein, C.M. Composite.

The Amendment adds a new recital to the Share Purchase Agreement emphasizing that the sole purpose of the Company entering into the SPA is to facilitate and enable the establishment of a joint venture in India between C.M. Composite (and/or FBM) and Belrise Industries Limited (or its affiliate) as contemplated by that certain Memorandum of Understanding dated February 16, 2026 (the “Belrise MOU”), and that the execution and performance of definitive agreements with Belrise Industries Limited (the “Belrise JV Agreements”) is a critical and indispensable component of the overall transaction.

The Amendment provides that the Company’s obligation to consummate the purchase of the Purchased Shares and the other transactions contemplated by the SPA is expressly conditioned upon the satisfaction (or waiver by the Company in its sole and absolute discretion) of the following condition precedent (the “Belrise Condition”): (a) C.M. Composite and FBM Composite Materials Ltd. shall have duly executed and delivered the Belrise JV Agreements substantially in the form and on the terms contemplated by the Belrise MOU; and (b) the Belrise JV

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Agreements shall be in full force and effect and shall not have been terminated, amended, or modified in any respect materially adverse to C.M. Composite or the Company without the prior written consent of the Company. The Seller acknowledges that the Belrise Condition is material, and failure to satisfy it entitles the Company to terminate the SPA without liability.

The Amendment amends and restates Section 2.3 of the Share Purchase Agreement to provide that the Closing shall take place remotely no later than December 31, 2026 (or such later date as mutually agreed), provided that in no event shall the Closing occur unless and until the Belrise Condition has been satisfied (or waived by the Company).

The Amendment also permits termination by the Company if the Belrise Condition has not been satisfied (or waived by the Company) on or before December 31, 2026 (the “Belrise Long-Stop Date”), provided that the Company may not terminate if it is then in material breach of its obligations under the Share Purchase Agreement.

xClibre IP Assets Acquisition

On April 10, 2026, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Dream America Marketing Services, Ltda., a Costa Rican company (the “Seller”). Pursuant to the Agreement, the Company agreed to acquire from the Seller, and the Seller agreed to sell, transfer, convey and assign to the Company, all right, title and interest in and to certain intellectual property assets related to the technology known as xClibre (the “Assigned IP”), as more fully described in the Agreement.

In consideration for the Assigned IP, the Company agreed to pay the Seller aggregate consideration consisting of (i) 7,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Purchase Shares”), and (ii) a promissory note in the principal amount of $6,000,000 (the “Note”).

At closing, the Company has issued and delivered to the Seller 3,500,000 Purchase Shares (the “Closing Shares”) and executed and delivered the Note.

The issuance of the remaining 3,500,000 shares of the Company’s common stock (the “Contingent Shares”) is subject to (i) satisfactory proof-of-concept results and (ii) Nasdaq Shareholder Approval under Nasdaq Listing Rule 5635. The Company has agreed to use its commercially reasonable efforts to obtain such proof-of-concept approval (the “POC Approval”) as soon as practicable following the Closing, and in no event later than nine (9) months after the Closing Date. The Company has also agreed to use reasonable best efforts to obtain Nasdaq Shareholder Approval. If proof-of-concept approval is not obtained within nine (9) months after the Closing Date, then (i) the Company shall promptly cause sixty percent (60%) of the equity interests in xClibre Inc., a wholly-owned subsidiary of the Company to which the acquired intellectual property assets will have been assigned, to be transferred to the Seller (or its designee) free and clear of all encumbrances (other than restrictions under applicable securities laws), (ii) the Seller’s security interest in such equity interests shall be automatically released, and (iii) the Seller shall retain full ownership of the 3,500,000 shares of common stock previously issued at Closing and the Note, without any obligation to return, cancel, or forfeit the same. For the avoidance of doubt, in such event, no alternative consideration will be provided in lieu of the Contingent Shares.

An independent third-party valuation by BDO Consulting Group assessed the xClibre intellectual property at approximately $60 million as of April 10, 2026, based on certain assumptions regarding future development success, market adoption, and discount rates. This valuation is not a guarantee of realizable value and is subject to significant risks, including potential impairment if development milestones are not met. The Company’s Board was provided also with a fairness opinion by BDO Consulting Group for the structure and the value of the transaction. The Company’s Board of Directors reviewed this valuation and determined that the transaction is fair to, and in the best interests of, the Company and its stockholders.

The Agreement contains customary representations, warranties, covenants and indemnification provisions for a transaction of this nature.

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The Assigned IP consists of intellectual property rights owned by the Seller relating to the xClibre technology, including patents, patent applications, trademarks, copyrights, trade secrets, know-how, software and other proprietary rights, as set forth in Exhibit A to the Agreement.

YA II Transactions

On July 25, 2025, we entered into the Standby Equity Purchase Agreement (“SEPA”) with YA II PN, LTD., a Cayman Islands exempt limited company (“YA II” or “Investor”). Under the SEPA, the Company has the right to sell to YA II up to $50 million of its shares of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA.

Upon the satisfaction of the conditions to YA II’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of common stock issuable under the SEPA declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct Investor to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to YA II (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of common stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to YA II. “VWAP” is defined as the daily volume weighted average price of the shares of common stock for such trading day on the Nasdaq Stock Market during regular trading hours as reported by Bloomberg L.P.

The January Amendment amended the SEPA to, among other things:

(i) remove the Investor’s ability to deliver investor notices, which previously allowed the Investor to require the Company to issue and sell shares of Common Stock to the Investor in offset of amounts outstanding under the Convertible Notes;

(ii) modify the conditions under which an Amortization Event (as defined in the Convertible Notes) may occur, providing that no Amortization Event shall be deemed to have occurred due to a Registration Event (as defined in the Convertible Notes) prior to the Rule 144 Date, and after the Rule 144 Date, no such Amortization Event shall occur so long as the Company remains current on its filings with the SEC and the Investor is able to rely on Rule 144 under the Securities Act of 1933, as amended, to resell shares of Common Stock issuable under the Promissory Notes;

(iii) cancel the Investor’s obligation to fund an additional $2,000,000 in principal amount to the Company as set forth in a letter agreement dated September 11, 2025, between the Company and the Investor (provided that subsequent fundings on the same or different terms may be mutually agreed by the parties in the future and documented in writing); and

(iv) require the Company to use its best efforts to promptly respond to comments from the staff of the SEC regarding the Company’s initial Registration Statement on Form S-1 (File No. 333-289952) and seek effectiveness of such Registration Statement as soon as reasonably practicable.

In connection with the SEPA, and subject to the condition set forth therein, YA II has agreed to advance to the Company the Pre-Paid Advance. The first Pre-Paid Advance was disbursed on July 25, 2025 with respect to $3.0 million and the balance of $2.0 million was disbursed on September 11, 2025. The purchase price for the Pre-Paid Advance is 94% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date will be 12-months after the closing of each tranche of the Pre-Paid Advance. Investor may convert the Convertible Notes into shares of the Company’s common stock at a

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conversion price equal to the lower of $10.00 or 93% of the lowest daily VWAP during the five consecutive trading days immediately preceding the conversion (the “Conversion Price”); provided, that in no event may the Conversion Price be lower than $1.00 (the “Floor Price”). In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes may be declared immediately due and payable, in which case the Company shall pay to YA II the principal and interest due thereunder. In no event shall Investor be allowed to effect a conversion if such conversion, along with all other shares of common stock then beneficially owned by YA II and its affiliates, would exceed 4.99% of the outstanding shares of the then common stock of the Company. If at any time on or after the issuance of the Convertible Notes (i) the Floor Price Event, (ii) the Exchange Cap Event or (iii) a Registration Event occurs, provided, however, that no Registration Event shall be deemed to have occurred prior to the Rule 144 Date, and after the Rule 144 Date, no Registration Event shall be deemed to have occurred so long as the Company remains current on its filings with the SEC and the Investor is able to rely on Rule 144 under the Securities Act of 1933, as amended, to resell shares of common stock issuable under the Convertible Notes, then the Company shall make monthly payments to Investor beginning on the seventh trading day after the Amortization Event and continuing monthly in the amount of $750,000 plus a 5.0% premium and all accrued and unpaid interest. The Exchange Cap Event will not apply in the event the Company has obtained the approval from its stockholders in accordance with the rules of Nasdaq Stock Market for the issuance of shares of common stock pursuant to the transactions contemplated in the Convertible Note and the SEPA in excess of the Exchange Cap.

The Company will control the timing and amount of any sales of shares of common stock to YA II. Actual sales of shares of common stock to Investor as an Advance under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earliest to occur of (i) the 24-month anniversary of the date of the SEPA or (ii) the date on which Investor shall have made payment of Advances pursuant to the SEPA for shares of common stock equal to $50,000,000. We have the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to Investor, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Investor pursuant to the Convertible Notes and the SEPA. The Company and YA II may also agree to terminate the SEPA by mutual written consent. Neither the Company nor YA II may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by us or Investor other than by an instrument in writing signed by both parties.

As consideration for YA II’s commitment to purchase the shares of common stock pursuant the SEPA, the Company paid YA II, (i) a structuring fee in the amount of $35,000 and (ii) 200,000 shares of common stock as an equity fee. Further, the Company is required to pay YA II a commitment fee of $500,000 of which $250,000 shall be due and payable on the earlier of the effective date of the initial registration statement, or 60 days following the date of the SEPA, and the remaining $250,000 shall be due and payable on the date that is 90 days following the due date of the initial $250,000 installment, in each case to be paid by the issuance of such number of common shares that is equal to the applicable portion of the commitment fee divided by the average of the daily VWAPs of the common shares during the three trading days immediately prior to the applicable due date.

On February 26, 2026, the Company entered into a Letter Agreement (the “Letter Agreement”) with YA II PN, Ltd. (the “Investor”), pursuant to which the Investor agreed to provide the Company with a $20,000,000 senior loan (the “Loan”) on the terms and conditions set forth therein.

The Loan is evidenced by a Promissory Note (the “Note”) in the original principal amount of $20,000,000, bearing 0% interest per annum (increasing to 18% upon an Event of Default as defined therein). The Note was issued at an original issue discount of 15%, resulting in gross proceeds to the Company of $17,000,000 (prior to deduction of a $25,000 structuring and due diligence fee), or $16,975,000 net cash received.

The Note matures 12 months from issuance and requires monthly amortization payments of $2,500,000 of principal (plus a 2% Payment Premium on such principal amount) beginning on the 60th day following issuance and continuing on the same day of each successive month thereafter until maturity (each an “Installment Date”). The Company may satisfy any Installment Amount in cash or, at its election, by delivering an Advance Notice under the Company’s existing Standby Equity Purchase Agreement dated July 25, 2025, as amended (the “SEPA”), subject to a 30-day repayment waterfall in favor of the Investor.

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The Company has the right to optionally redeem all or any portion of the outstanding principal at any time at 105% of the principal amount redeemed plus accrued and unpaid interest. Upon an uncured Event of Default, the Investor may convert all or any portion of the outstanding principal, accrued interest, and other amounts due into Common Stock at a conversion price equal to 90% of the lowest daily VWAP during the 10 consecutive Trading Days immediately prior to the conversion date, subject to a 4.99% beneficial ownership blocker, and a floor price.

Concurrently with the issuance of the Note, the Company issued to the Investor a warrant (the “Warrant”) to purchase 1,333,333 shares of Common Stock at an exercise price of $9.00 per share, exercisable for a term of five years from issuance.

The obligations under the Note are guaranteed by each subsidiary of the Company pursuant to a Global Guaranty Agreement.

The Letter Agreement contains customary representations, warranties, covenants (including restrictions on variable rate transactions, additional indebtedness without consent, and use of proceeds), and events of default. The Company is not required to register the shares issuable upon conversion of the Note but has agreed to register the shares issuable upon exercise of the Warrant. The Investor has demand registration rights covering all shares of common stock underlying the Note. Upon written demand, the Company must file a resale registration statement within 45 calendar days, use commercially reasonable efforts to cause it to become effective promptly, and address any Rule 415 limitations through pro-rata reductions and successive filings as necessary. In addition, the Company shall, at its sole cost and expense, file with the SEC on or before the date that is 90 calendar days after the closing date file a registration statement on Form S-1 registering the resale of all of the shares of common stock issuable upon exercise of the Warrant (the “Warrant Registration Statement”). The Company shall use its commercially reasonable efforts to cause the Warrant Registration Statement to be declared effective as soon as practicable after the filing thereof.

July 2026 Private Placement

On July 20, 2026, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Investor pursuant to which the Company agreed to issue and sell to the Investor convertible debentures in the aggregate principal amount of up to $15,000,000 (the “Convertible Debentures”), at a purchase price equal to 85% of the principal amount thereof, in two tranches. The first tranche, in the principal amount of $10,000,000, closed on July 20, 2026 (the “First Closing”). The second tranche, in the principal amount of $5,000,000, will close upon the effectiveness of the initial registration statement described below under “Registration Rights Agreement.” The Company also paid the Investor a non-refundable due diligence fee of $50,000, which was netted from the proceeds of the First Closing. The Company intends to use the net proceeds of the offering for working capital and general corporate purposes.

The Convertible Debentures bear interest at a rate of 5.00% per annum (which increases to 18.00% per annum during the continuance of an event of default), calculated on the basis of a 365-day year, and mature on July 20, 2027. Beginning on December 30, 2026, and on the same day of each calendar month thereafter, the Company is required to repay the Convertible Debentures in monthly installments of $1,750,000 of principal, plus a payment premium equal to 2% of the principal amount being paid and accrued and unpaid interest. Installment amounts are payable, at the Company’s option, in cash or by offset against the proceeds of one or more advances under the Company’s Standby Equity Purchase Agreement with the Investor, dated July 25, 2025, as amended (the “SEPA”). While the Convertible Debentures are outstanding, any advances under the SEPA must use the three-day pricing option provided for therein, and payments in excess of the installment amount then due are not subject to the payment premium. The Company may redeem amounts outstanding under the Convertible Debentures prior to maturity at any time upon advance notice by paying the principal amount being redeemed, a redemption premium equal to 5% of such principal amount, and accrued and unpaid interest.

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The Convertible Debentures are convertible at the option of the Investor into shares of the Company’s Common Stock, at a fixed conversion price of $5.00 per share. Upon the occurrence and during the continuance of an event of default, the Investor may convert at the lower of such fixed price or a variable price equal to 90% of the lowest daily volume-weighted average price of the Common Stock during the ten trading days immediately preceding the conversion date, subject to a floor price of $0.702 per share. The Investor may not convert the Convertible Debentures (or exercise the Warrants described below) to the extent that, after giving effect thereto, the Investor and its affiliates would beneficially own more than 4.99% of the outstanding Common Stock. The Convertible Debentures also may not be converted, and the Warrants may not be exercised, to the extent the shares issuable would exceed the aggregate number of shares of Common Stock that the Company may issue under the applicable rules of The Nasdaq Stock Market LLC (the “Exchange Cap”), unless the Company’s stockholders approve issuances in excess of the Exchange Cap.

The Securities Purchase Agreement contains customary representations, warranties and covenants of the Company, including, among other things, covenants that, while the Convertible Debentures are outstanding and subject to specified exceptions, restrict the Company’s ability to enter into variable rate transactions (other than pursuant to the SEPA), incur additional indebtedness or grant liens, effect discounted offerings, and make payments on certain related-party indebtedness. Closing of the transaction was conditioned upon, among other things, the delivery of consent and deferral agreements by the holders of certain outstanding promissory notes issued by the Company.

In connection with the Securities Purchase Agreement, the Company issued to the Investor warrants (the “Warrants”) to purchase up to 1,800,000 shares of Common Stock at an exercise price of $5.00 per share. The Warrants are exercisable upon issuance and expire 36 months after the date of issuance. The Warrants are exercisable for cash, provided that if, after the six-month anniversary of the date of the Securities Purchase Agreement, a registration statement covering the resale of the shares underlying the Warrants is not available, the Warrants may be exercised on a cashless basis.

In connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the SEC an initial registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Convertible Debentures and exercise of the Warrants, together with certain additional shares issuable under the SEPA, within 60 days, and to use commercially reasonable efforts to cause such registration statement to be declared effective within the deadlines specified therein and to maintain its effectiveness until the registrable securities have been sold or may be sold without restriction under Rule 144.

In connection with the Securities Purchase Agreement, certain subsidiaries of the Company receiving proceeds of the Convertible Debentures, consisting of VisionWave Technologies, Inc., VisionWave Holdings UK Ltd and Solar Drone Ltd., entered into a Global Guaranty Agreement in favor of the Investor (the “Guaranty”), pursuant to which such subsidiaries, jointly and severally, guaranteed the payment obligations of the Company under the Convertible Debentures and the related transaction documents.

On July 20, 2026, as a condition to the First Closing, the Company entered into side letter agreements (the “Consent and Deferral Letters”) with each of Dream America Marketing Services, Ltda. (“Dream America”), the holder of a promissory note issued by the Company on April 10, 2026 in the original principal amount of $6,000,000, and Adrian Holdings S.R.L. (“Adrian”), the holder of a promissory note issued by the Company on January 5, 2026 in the original principal amount of $10,000,000. Pursuant to the Consent and Deferral Letters, each of Dream America and Adrian has agreed, until the obligations under the Convertible Debentures have been indefeasibly paid in full, (i) not to demand, request, accept, receive or apply any cash payments from the Company in respect of its promissory note (including payments of principal, interest, fees, default interest, premiums, costs or expenses), with any such payments received to be returned to the Company or held in suspense unless otherwise consented to in writing by the Investor, and (ii) to forbear from exercising its rights and remedies upon the occurrence of any default under its promissory note. Each of Dream America and Adrian has also consented to the Company’s incurrence of the indebtedness under the Convertible Debentures and to the payments required to be made thereunder, whether made in cash or through the issuance and sale of shares of Common Stock and the use of the proceeds of such issuances and sales to repay the Convertible Debentures. Except as set forth in the Consent and Deferral Letters, the terms of such promissory notes remain in full force and effect.

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On July 20, 2026, the Investor, as holder of the promissory notes issued by the Company in connection with prepaid advances under the SEPA on July 25, 2025 (in the original principal amount of $3,000,000) and September 11, 2025 (in the original principal amount of $2,000,000) (collectively, the “SEPA Notes”), delivered to the Company written notice of its election, pursuant to the terms of the SEPA Notes, to extend the maturity date of the SEPA Notes to January 25, 2027 (the “Maturity Extension”), which extension the Company acknowledged and agreed.

Solar Drone Transaction to Acquire Junko Solar

On March 11, 2026, SolarDrone Ltd. (“SolarDrone”), an Israeli subsidiary of VisionWave entered into a Consulting and Share Purchase Agreement (the “Junko Agreement”) with Mr. Amos Cohen, the controlling shareholder of Junko Solar Ltd., an Israeli company engaged in solar panel maintenance and cleaning services. Pursuant to the Junko Agreement, SolarDrone agreed to acquire 51% of the issued and outstanding shares of Junko Solar Ltd. (the “Junko Transaction”). The parties agreed on a pre-money valuation of Junko Solar of $400,000, and SolarDrone agreed to purchase the 51% controlling interest for an aggregate purchase price of $204,000. The purchase price will be paid in three equal installments:

●	$68,000 upon execution of the Agreement

●	$68,000 within 35 days

●	$68,000 within 35 days thereafter

Upon payment of the first installment, the shares representing 51% ownership of Junko Solar Ltd. will be transferred to SolarDrone or its designated affiliate.

Pursuant to the Agreement, Mr. Amos Cohen was appointed Chief Executive Officer and a director of SolarDrone Ltd. Mr. Cohen will provide management and strategic services to SolarDrone pursuant to a consulting arrangement and will receive a consulting fee of 50,000 N.I.S per month plus VAT.

As part of the Transaction, Junko Solar Ltd. will transfer operational activities related to solar panel cleaning and maintenance services, including customer relationships, business opportunities, and related operational assets to SolarDrone. SolarDrone will manage and operate the business going forward.

National Oil Company of Liberia

On March 18, 2026, the Company entered into a Letter of Engagement (“LOE”) with the National Oil Company of Liberia (“NOCAL”), relating to offshore petroleum Blocks LB-4 and LB-5 located in the Liberia Basin. The LOE establishes a structured framework for the Company to advance toward the execution of a Production Sharing Contract (“PSC”) with the Government of Liberia, subject to prequalification by the Liberia Petroleum Regulatory Authority (“LPRA”), regulatory approvals, and legislative ratification by the Liberian Legislature.

The Company has been granted exclusive, non-transferable rights to pursue the Blocks for a period of eight (8) months from execution of the LOE (“Effective Date”), subject to extension if delays in the PSC process are not attributable to the Company. During this period, NOCAL is prohibited from negotiating or granting rights in the Blocks to third parties (except limited reconnaissance licenses that do not interfere). Assignment requires NOCAL’s prior written approval, not unreasonably withheld.

The Company has agreed to pay an initial signing bonus of $300,000 per block (total $600,000) within sixty (60) days following execution of the LOE by both parties. In the event the Blocks are not awarded to the Company for reasons not attributable to the Company, such payment is refundable in full without interest. This obligation is binding and material to the Company’s near-term liquidity.

Following execution of a PSC, the Company would be required to license seismic data for not less than $1,000,000 per block within 120 days of PSC execution. Upon execution and ratification of a PSC, the Company would be required to pay a signature bonus of $1,000,000 per block, payable within ninety (90) days of legislative ratification. The LOE contemplates a 10% carried interest to NOCAL; 10% carried interest to the Government of Liberia; 5% carried interest to citizens; and up to 5% participation by a local Liberian company. The contemplated PSC includes a multi-phase exploration program over approximately seven (7) years.

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The LOE contains binding provisions, including exclusivity, confidentiality, compliance with anti-corruption laws (including FCPA) and specified financial obligations. However, the LOE does not constitute a final award of petroleum rights or grant any exploration or production rights at this stage. The execution of a PSC remains subject to prequalification, regulatory approvals, and legislative ratification in Liberia. There can be no assurance that a PSC will be executed or that the Company will ultimately be awarded the Blocks, that the Company’s proprietary RF sensing technologies will prove feasible or effective in this new application domain (outside the Company’s core defense and security markets), or that the Company will derive any revenue or benefit from this initiative. The Company may require additional capital, strategic partners, or farm-out arrangements to fulfill obligations, and the transaction involves significant geopolitical, regulatory, and operational risks in an emerging market jurisdiction.

T3 Defense, Inc. Share Exchange and Swap Agreement

On May 17, 2026, the Company entered into a Share Exchange and Swap Agreement (the “DFNS Agreement”) with T3 Defense Inc., a Nasdaq-listed company (“DFNS”). Pursuant to the DFNS Agreement, the Company issued and delivered to DFNS 475,492 newly issued shares of the Company’s Common Stock (the “VWAV Exchange Shares”) and, in exchange, DFNS issued to the Company 6,000,000 newly issued shares of DFNS common stock The VWAV Exchange Shares were issued at the Nasdaq closing price of the Company’s Common Stock on May 15, 2026 ($5.590 per share), for an aggregate value of approximately $2.658 million.

The VWAV Exchange Shares were issued as “restricted securities” within the meaning of Rule 144 under the Securities Act in a private placement exempt from registration under Section 4(a)(2) of the Securities Act, and bear a customary restrictive legend. The shares are subject to additional contractual restrictions on transfer and legend removal that require the prior written consent of both parties.

Proposed Tier IV Data Center Joint Venture

On June 12, 2026, the Company entered into a term sheet (the “Data Center Term Sheet”) with Lucky Whale Production Limited, a Hong Kong-incorporated project sponsor (the “Sponsor”), setting out the principal proposed terms for the establishment of a joint venture to develop, hold and operate a proposed Tier IV data center project located in Beth Shemesh, Israel (the “Project”).

Under the proposed structure, the Company and the Sponsor would form a jointly held company (owned 68% by the Company and 32% by the Sponsor) that would in turn hold 75% of a special purpose project company holding the land, building permit and related rights for the Project, resulting in the Company holding an effective indirect interest of approximately 51% in the Project. As consideration for the Project rights, the Company would issue shares of its Common Stock with an aggregate value of approximately $40 million to the land owner, on an all-share basis with no cash component, subject to required approvals (including, to the extent required, Nasdaq stockholder approval), lock-up and orderly resale arrangements and customary registration rights. The Project would require substantial additional capital, and the proposed transaction remains subject to the completion of due diligence, the negotiation and execution of definitive agreements and the satisfaction of numerous conditions. There can be no assurance that the proposed transaction will be completed on the terms described, or at all.

Following execution of the term sheet, the Company commenced its due diligence review of the proposed transaction.

As a result of such evaluation, the Company’s management determined that continuing to pursue the proposed transaction would not be in the best interests of the Company or its shareholders. Accordingly, on July 22, 2026 the Company has notified Sponsor that it has elected not to proceed with the transaction contemplated by the previously announced term sheet and does not intend to negotiate or execute definitive agreements relating to the proposed project.

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Assignment of Exchange Rights — Adrian Holdings S.R.L.

On June 22, 2026, the Company entered into an Assignment of Exchange Rights, Joinder and Partial Satisfaction of Note Agreement (the “Assignment Agreement”) with Adrian Holdings S.R.L. (“Adrian”). Pursuant to the Assignment Agreement, the Company assigned to Adrian, effective immediately prior to and conditioned upon each of the Stage 2 closing and the Stage 3 closing under the SaverOne Exchange Agreement, all of the Company’s right to receive 14,843,945,442 SaverOne ordinary shares (the “Assigned Shares”), which were issued and delivered directly to Adrian (or its designated custodian) such that the Company acted solely as a conduit and at no time held beneficial ownership of the Assigned Shares.

In consideration for the assignment, and effective upon issuance of the Assigned Shares to Adrian at each applicable closing, the outstanding principal amount of the $10,000,000 promissory note previously issued to Adrian in connection with the Asset Purchase Agreement dated January 5, 2026 (the “Adrian Note”) was reduced by an amount equal to 110% of the value of the Assigned Shares, for an aggregate reduction of approximately $1.43 million. The Assignment Agreement did not modify the aggregate number of SaverOne ordinary shares issuable, or the aggregate consideration payable to SaverOne, under the Exchange Agreement.

SaverOne Exchange Agreement — Completion of Stage 2 and Stage 3 Closings

On June 22, 2026, the Company and SaverOne 2014 Ltd. (“SaverOne”) consummated the Stage 2 closing (the Milestone 1 Exchange) and the Stage 3 closing (the Milestone 2 Exchange) under the Exchange Agreement dated January 26, 2026, following the achievement and certification of the applicable milestones and the satisfaction of the conditions set forth in the Exchange Agreement. On June 24, 2026, as consideration for the Stage 2 and Stage 3 SaverOne shares, the Company issued and delivered to SaverOne an aggregate of 1,310,861 shares of Common Stock (including shares issuable to SaverOne management pursuant to Section 1.7 of the Exchange Agreement), consisting of shares having an aggregate value of approximately $2,743,137 issued at the Stage 2 closing and shares having an aggregate value of approximately $1,513,726 issued at the Stage 3 closing, in each case with the number of shares determined based on the VWAV Average Price as provided in the Exchange Agreement. The VisionWave Shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder.

Although the Stage 3 Closing would otherwise have resulted in VisionWave owning approximately 51% of SaverOne, in connection with the Stage 2 and Stage 3 Closings VisionWave assigned to Adrian Holdings S.R.L. its right to receive 14,843,945,442 of the SaverOne ordinary shares otherwise issuable to it, and those shares were issued directly to Adrian, reducing the outstanding principal amount of the promissory note previously issued to Adrian by approximately $1.43 million. As a result of this assignment and SaverOne utilizing an equity line resulting in further issuances, VisionWave beneficially owns approximately 30.30% of SaverOne’s issued and outstanding ordinary shares. VisionWave does not control SaverOne, does not consolidate SaverOne in its financial statements, and accounts for its investment in SaverOne under the equity method of accounting. The transaction establishes SaverOne as the core operating platform for VisionWave’s radio-frequency (RF) defense and security technologies, supported by a non-exclusive, worldwide license to certain VisionWave RF intellectual property for defense and security applications.

Acquisition Agreement — Meteor Aerospace Ltd.

On June 29, 2026, the Company entered into a binding Acquisition Agreement (the “Meteor Agreement”) with Meteor Aerospace Ltd. (“Meteor”), an Israeli aerospace and defense company, pursuant to which the Company agreed to acquire fifty-one percent (51%) of the issued and outstanding share capital of Meteor, subject to the satisfaction of specified closing conditions. Meteor is engaged in the development, manufacturing and commercialization of aerospace and defense technologies, including unmanned aerial systems, unmanned ground systems, unmanned surface vessels, loitering munition systems, electronic warfare technologies, and command, control, communications, cyber and battlefield management systems.

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The Meteor Agreement values Meteor at a pre-money equity valuation of $40.0 million. Subject to the satisfaction of all closing conditions, the Company will acquire its 51% interest for aggregate consideration having a value of approximately $20.4 million, consisting of approximately $6.0 million of unrestricted shares of the Company’s Common Stock and approximately $14.4 million of restricted shares of the Company’s Common Stock subject to a six-month lock-up following closing, with the number of shares to be determined based upon the VWAP of the Company’s Common Stock during the five trading days immediately preceding the closing date. Closing is expressly conditioned upon, among other things, the successful completion of a live flight validation of Meteor’s Impact-700 unmanned aerial system and the Company’s satisfactory completion of due diligence. Upon closing, the Company would obtain a controlling interest in Meteor and the right to appoint three of Meteor’s five directors. There can be no assurance that the acquisition will be completed on the terms described, or at all.

Acquisition Agreement — Foresight Autonomous Holdings Ltd.

On June 2, 2026, the Company entered into a Securities Exchange Agreement (the “Foresight Agreement”) with Foresight Autonomous Holdings Ltd. (“Foresight”), pursuant to which the Company intended to acquire, in two stages, newly issued ordinary shares of Foresight representing 52% of Foresight’s issued and outstanding share capital as of the Stage 1 Closing (the Stage 1 Closing Date”).

On July 22, 2026, the Company was notified verbally by Foresight that its shareholders did not approve the transaction with VisionWave. As such, this Company is evaluating its options but, as of the date hereof, the Company does not intend to move forward with the Foresight transaction.

Acquisition Agreement — VisionWave Israel Ltd. (“VW Israel”) to acquire 60% of the issued and outstanding equity interests of VIP Lux Travel Ltd. and PKLST Tourism and Leisure Ltd

On May 12, 2026, VisionWave Israel Ltd. (“VW Israel”), a wholly owned subsidiary of the Company entered into a definitive Share Purchase and Shareholders Agreement (the “Agreement”) with Mr. Ian Paklida (the “Seller”), pursuant to which VW Israel agreed to acquire 60% of the issued and outstanding equity interests of VIP Lux Travel Ltd. and PKLST Tourism and Leisure Ltd., both Israeli corporations (collectively, the “Target Companies”).

The Agreement is definitive; however, the transaction has not yet closed.

Under the terms of the Agreement, the consideration for the acquisition of the Target Companies will be the issuance of shares of common stock of the Company, subject to the satisfaction of various conditions precedent and regulatory approvals.

The Agreement contemplates an aggregate transaction value of up to approximately 15 million NIS, payable in the Company shares valued at approximately USD $3 million. The number of shares to be issued will be 513,752 shares of common stock of the Company representing $6.02 cost per share.

The Agreement includes customary representations, warranties, covenants, indemnification provisions, confidentiality obligations, lock-up restrictions, and closing conditions. Closing remains subject to, among other things:

●	completion of legal, financial, and operational due diligence;

●	receipt of all required corporate and regulatory approvals;

●	applicable tax rulings and/or approvals in Israel;

●	execution and delivery of final ancillary closing documents; and

●	satisfaction or waiver of other customary closing conditions.

Until the closing occurs, there can be no assurance that the acquisition will be consummated on the terms currently contemplated, or at all.

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Distributor Agreement (the “Agreement”) with Stratonex Defence Technologies Ltd

On July 1, 2026, the Company entered into a Distributor Agreement (the “Agreement”) with Stratonex Defence Technologies Ltd., a private company organized under the laws of England and Wales (“Stratonex”).

Pursuant to the Agreement, the Company appointed Stratonex as its strategic commercialization, integration and sovereign delivery partner for the United Kingdom, Europe and other mutually agreed markets. The Agreement establishes a framework pursuant to which Stratonex will identify, develop and manage commercial opportunities for the Company’s technologies, including engagement with government, defense and institutional customers, while supporting systems integration, sovereign deployment and commercialization of the Company’s products within the applicable territories.

The Agreement includes an opportunity registration process pursuant to which Stratonex may register prospective commercial opportunities with the Company. Upon written acceptance by the Company, registered opportunities receive exclusive protection during the applicable registration period, subject to the terms and conditions of the Agreement. The Agreement does not grant Stratonex exclusive distribution rights throughout the applicable territories and expressly reserves the Company’s right to appoint additional distributors and market its products through other channels, except with respect to accepted registered opportunities.

The initial term of the Agreement is two (2) years and automatically renews for successive one-year periods unless earlier terminated in accordance with its terms. Either party may terminate the Agreement upon sixty (60) days’ prior written notice or earlier upon specified events of default. The Agreement also contains customary provisions relating to confidentiality, intellectual property ownership, export compliance, warranties, indemnification and limitations of liability.

The Agreement does not obligate Stratonex to purchase any minimum quantity of products, does not establish minimum revenue commitments and does not obligate the Company to accept any purchase order submitted by Stratonex. Product pricing will be established pursuant to quotations issued by the Company from time to time.

Ben Everitt, the founder and a 50% shareholder of Stratonex, also serves as a member of the Company’s Advisory Board pursuant to an Advisory Board Agreement entered into in October 2025. Mr. Everitt serves solely as an independent advisor to the Company’s Board of Directors and is not a director, executive officer or employee of the Company. Mr. Everitt is a former Member of the Parliament of the United Kingdom and has more than twenty years of experience in government, national security, defense policy and strategic advisory roles, including service on the United Kingdom Parliament’s National Security Bill Committee and participation in the Armed Forces Parliamentary Scheme.

The Company’s Board of Directors reviewed and approved the Agreement after considering the existing advisory relationship between the Company and Mr. Everitt. Mr. Everitt is not a member of the Company’s Board of Directors and did not participate in the Company’s review, negotiation or approval of the Agreement.

Failure to Redeem Public Shares

Pursuant to Bannix Acquisition Corp.’s amended and restated certificate of incorporation in effect from March 10, 2025, through the consummation of the Business Combination, Bannix Acquisition Corp. was required to redeem all remaining public offering shares no later than June 27, 2025 (ten business days after the June 14, 2025 deadline for consummating an initial business combination). Bannix Acquisition Corp. did not redeem the remaining public offering shares as required by its amended and restated certificate of incorporation and the Business Combination was subsequently consummated on July 14, 2025. The failure to redeem the remaining public shares was inconsistent with the disclosures in the prospectus for Bannix Acquisition Corp.’s initial public offering (filed September 14, 2021) and the combined prospectus and proxy statement for the Business Combination, which stated that if an initial business combination was not consummated by the applicable deadline, Bannix Acquisition Corp. would cease all operations except for the purpose of winding up, redeem all public shares, and liquidate and dissolve, subject to applicable law.

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Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as defined in the Jumpstart our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We could be an emerging growth company for up to five years, circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million, if we issue $1 billion or more in non-convertible debt during a three-year period, or if our annual gross revenues exceed $1.235 billion. We would cease to be an emerging growth company on the last day of the fiscal year following the date of the fifth anniversary of our first sale of common equity securities under an effective registration statement or a fiscal year in which we have $1.235 billion in gross revenues. Finally, at any time we may choose to opt-out of the emerging growth company reporting requirements. If we choose to opt out, we will be unable to opt back in to being an emerging growth company.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act, (ii) scaled executive compensation disclosures, and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

Our common stock is listed on Nasdaq under the symbol “VWAV” and our public warrants are listed on Nasdaq under the symbol “VWAVW”. Our principal executive office is located at 300 Delaware Avenue, Suite 210 #301, Wilmington, Delaware 19801, and our telephone number is 302.305.4790. Our operating office is located at 1063 Spaulding Ave., West Hollywood, CA 90046. Our website address is www.VWAV.inc. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

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THE OFFERING

Shares of common stock offered by selling stockholders	10,800,000(1)

Shares of common stock outstanding prior to this offering	27,582,069 Shares as of July 27, 2026

Use of proceeds	We will not receive any proceeds from the resale of the Shares by the Selling Stockholder in this offering. We will, however, receive proceeds from any portion of the Warrant that is exercised through the payment of its respective exercise price in cash. For additional information, refer to the section entitled “Use of Proceeds.”

Risk factors	An investment in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 22 of this prospectus, the “Risk Factors” section in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports filed on Form 10-Q, and any amendment or update thereto reflected in subsequent filings with the SEC, which are incorporated by reference herein, and other information included this prospectus, any prospectus supplement, and the documents incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Nasdaq Global Market symbol	VWAV

(1) Comprised of: (i) up to 1,800,000 shares issuable to the selling stockholder in connection with the exercise of the warrant; (ii) up to 9,000,000 shares that may be issued to the selling stockholder upon the conversion of the Convertible Debentures. See “July 2026 Private Placement” on page 26 of this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on December 31, 2025, and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein contain, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act or 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

These forward-looking statements contain information about our expectations, beliefs or intentions regarding our product development and commercialization efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. These statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

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This prospectus, any related prospectus supplement and any related free writing prospectus also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future results. Our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

All proceeds from the resale of the Shares of Common Stock offered by this prospectus will belong to the Selling Stockholder. We will not receive any proceeds from the resale of the Shares of Common Stock by the Selling Stockholder. We will, however, receive proceeds from any portion of the Warrant that is exercised through the payment of its respective exercise price in cash. We intend to use the proceeds, if any, for general corporate purposes.

The Selling Stockholder will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by the Selling Stockholder in disposing of its Shares of Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our certificate of incorporation and bylaws, as amended. Copies of these documents are filed or incorporated by reference as exhibits to the registration statement, of which this prospectus forms a part.

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our amended and restated

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certificate of incorporation, as amended (“Certificate of Incorporation”), and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Certificate of Incorporation and our bylaws.

As of the date of this prospectus, our authorized capital stock consisted of 150,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. We had 27,582,069 shares of Common Stock and no shares of preferred stock outstanding as of July 27, 2026.

Common Stock

Voting rights. Each share of Common Stock will be entitled to one vote per share on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or the Company’s amended and restated certificate of incorporation. The amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the Company’s stockholders.

Dividend rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of Common Stock will be entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board out of legally available funds.

Rights upon liquidation. Upon a liquidation event, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other rights. Holders of Common Stock have no preemptive, conversion, subscription or other rights, and there is no redemption provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that the Company may designate in the future

Transfer Agent. The transfer agent for the Common Stock is Continental Stock Transfer & Trust Company.

Exchange Listing. Our common stock is listed on The Nasdaq Global Market under the symbol “VWAV”.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

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A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

 Anti-Takeover Effects of Provisions of the Company’s Charter, Bylaws and Applicable Law

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the Company or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.

Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless either the interested stockholder attained such status with the approval of our board of directors, the business combination is approved by our board of directors and stockholders in a prescribed manner or the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which it became an interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

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JULY 2026 PRIVATE PLACEMENT

Securities Purchase Agreement and Convertible Debentures

On July 20, 2026, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with YA II PN, Ltd. (the “Investor”), an investment fund managed by Yorkville Advisors Global, LP, pursuant to which the Company agreed to issue and sell to the Investor convertible debentures in the aggregate principal amount of up to $15,000,000 (the “Convertible Debentures”), at a purchase price equal to 85% of the principal amount thereof, in two tranches. The first tranche, in the principal amount of $10,000,000, closed on July 20, 2026 (the “First Closing”). The second tranche, in the principal amount of $5,000,000, will close upon the effectiveness of the registration statement of which this prospectus forms a part. The Company also paid the Investor a non-refundable due diligence fee of $50,000, which was netted from the proceeds of the First Closing. The Company intends to use the net proceeds of the offering for working capital and general corporate purposes.

The Convertible Debentures bear interest at a rate of 5.00% per annum (which increases to 18.00% per annum during the continuance of an event of default), calculated on the basis of a 365-day year, and mature on July 20, 2027. Beginning on December 30, 2026, and on the same day of each calendar month thereafter, the Company is required to repay the Convertible Debentures in monthly installments of $1,750,000 of principal, plus a payment premium equal to 2% of the principal amount being paid and accrued and unpaid interest. Installment amounts are payable, at the Company’s option, in cash or by offset against the proceeds of one or more advances under the Company’s Standby Equity Purchase Agreement with the Investor, dated July 25, 2025, as amended (the “SEPA”). While the Convertible Debentures are outstanding, any advances under the SEPA must use the three-day pricing option provided for therein, and payments in excess of the installment amount then due are not subject to the payment premium. The Company may redeem amounts outstanding under the Convertible Debentures prior to maturity at any time upon advance notice by paying the principal amount being redeemed, a redemption premium equal to 5% of such principal amount, and accrued and unpaid interest.

The Convertible Debentures are convertible at the option of the Investor into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a fixed conversion price of $5.00 per share. Upon the occurrence and during the continuance of an event of default, the Investor may convert at the lower of such fixed price or a variable price equal to 90% of the lowest daily volume-weighted average price of the Common Stock during the ten trading days immediately preceding the conversion date, subject to a floor price of $0.702 per share. The Investor may not convert the Convertible Debentures (or exercise the Warrants described below) to the extent that, after giving effect thereto, the Investor and its affiliates would beneficially own more than 4.99% of the outstanding Common Stock. The Convertible Debentures also may not be converted, and the Warrants may not be exercised, to the extent the shares issuable would exceed the aggregate number of shares of Common Stock that the Company may issue under the applicable rules of The Nasdaq Stock Market LLC (the “Exchange Cap”), unless the Company’s stockholders approve issuances in excess of the Exchange Cap.

The Securities Purchase Agreement contains customary representations, warranties and covenants of the Company, including, among other things, covenants that, while the Convertible Debentures are outstanding and subject to specified exceptions, restrict the Company’s ability to enter into variable rate transactions (other than pursuant to the SEPA), incur additional indebtedness or grant liens, effect discounted offerings, and make payments on certain related-party indebtedness. Closing of the transaction was conditioned upon, among other things, the delivery of consent and deferral agreements by the holders of certain outstanding promissory notes issued by the Company.

Warrants

In connection with the Securities Purchase Agreement, the Company issued to the Investor warrants (the “Warrants”) to purchase up to 1,800,000 shares of Common Stock at an exercise price of $5.00 per share. The Warrants are exercisable upon issuance and expire 36 months after the date of issuance. The Warrants are exercisable for cash, provided that if, after the six-month anniversary of the date of the Securities Purchase Agreement, a registration statement covering the resale of the shares underlying the Warrants is not available, the Warrants may be exercised on a cashless basis.

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Registration Rights Agreement

In connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) an initial registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Convertible Debentures and exercise of the Warrants, together with certain additional shares issuable under the SEPA, within 60 days, and to use commercially reasonable efforts to cause such registration statement to be declared effective within the deadlines specified therein and to maintain its effectiveness until the registrable securities have been sold or may be sold without restriction under Rule 144.

Global Guaranty Agreement

In connection with the Securities Purchase Agreement, certain subsidiaries of the Company receiving proceeds of the Convertible Debentures, consisting of VisionWave Technologies, Inc., VisionWave Holdings UK Ltd and Solar Drone Ltd., entered into a Global Guaranty Agreement in favor of the Investor (the “Guaranty”), pursuant to which such subsidiaries, jointly and severally, guaranteed the payment obligations of the Company under the Convertible Debentures and the related transaction documents.

Consent and Deferral Letter Agreements

On July 20, 2026, as a condition to the First Closing, the Company entered into side letter agreements (the “Consent and Deferral Letters”) with each of Dream America Marketing Services, Ltda. (“Dream America”), the holder of a promissory note issued by the Company on April 10, 2026 in the original principal amount of $6,000,000, and Adrian Holdings S.R.L. (“Adrian”), the holder of a promissory note issued by the Company on January 5, 2026 in the original principal amount of $10,000,000. Pursuant to the Consent and Deferral Letters, each of Dream America and Adrian has agreed, until the obligations under the Convertible Debentures have been indefeasibly paid in full, (i) not to demand, request, accept, receive or apply any cash payments from the Company in respect of its promissory note (including payments of principal, interest, fees, default interest, premiums, costs or expenses), with any such payments received to be returned to the Company or held in suspense unless otherwise consented to in writing by the Investor, and (ii) to forbear from exercising its rights and remedies upon the occurrence of any default under its promissory note. Each of Dream America and Adrian has also consented to the Company’s incurrence of the indebtedness under the Convertible Debentures and to the payments required to be made thereunder, whether made in cash or through the issuance and sale of shares of Common Stock and the use of the proceeds of such issuances and sales to repay the Convertible Debentures. Except as set forth in the Consent and Deferral Letters, the terms of such promissory notes remain in full force and effect.

Extension of Maturity of SEPA Promissory Notes

On July 20, 2026, the Investor, as holder of the promissory notes issued by the Company in connection with prepaid advances under the SEPA on July 25, 2025 (in the original principal amount of $3,000,000) and September 11, 2025 (in the original principal amount of $2,000,000) (collectively, the “SEPA Notes”), delivered to the Company written notice of its election, pursuant to the terms of the SEPA Notes, to extend the maturity date of the SEPA Notes to January 25, 2027 (the “Maturity Extension”), which extension the Company acknowledged and agreed.

The foregoing descriptions of the Securities Purchase Agreement, the Convertible Debentures, the Warrants, the Registration Rights Agreement, the Guaranty, the Consent and Deferral Letters and the Maturity Extension do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part and are incorporated herein by reference.

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SELLING STOCKHOLDER

The Common Stock being offered by the Selling Stockholder is issuable to the Selling Stockholder upon the conversion of the Convertible Debentures and the exercise of the Warrant. For additional information regarding the issuances of the Convertible Debentures and the Warrant, see “July 2026 Private Placement” above. We are registering the shares of Common Stock in order to permit the Selling Stockholder to offer the shares for resale from time to time.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholder. The first column lists the number of shares of Common Stock beneficially owned by the Selling Stockholder, based on its ownership of the Convertible Debentures and Warrant, as of July 27, 2026, assuming the conversion of the Convertible Debentures and the exercise of the Warrant held by the Selling Stockholder on that date, without regard to any limitations on exercises. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholder.

In accordance with the terms of a Registration Rights Agreement with the Selling Stockholder, this prospectus generally covers the resale of the maximum number of shares of Common Stock issuable upon conversion of the Convertible Debentures and the exercise of the Warrant, determined as if the outstanding Convertible Debentures and Warrant were converted or exercised, as applicable, in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the conversion of the Convertible Debentures or exercise of the Warrant. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the Convertible Debentures and Warrant, the Selling Stockholder may not convert the Promissory Note or exercise the Warrant, as applicable, to the extent such conversion or exercise would cause the Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding Common Stock following such conversion or such exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the Convertible Debentures or exercise of the Warrant which have not been converted or exercised, as applicable. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Stockholder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering(2)	Percentage of Common Stock Beneficially Owned Prior to Offering(3)(4)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(5)	Number of Shares of Common Stock Beneficially Owned After Offering(3)	Percentage of Common Stock Beneficially Owned After Offering(4)
YA II PN, LTD.(6)	1,448,632	4.99%	10,800,000	—	—%

(1)	Information concerning the named Selling Stockholder or future transferees, pledgees, assignees, distributees, donees or successors-in-interest of or from any such stockholder or others who later hold the Selling Stockholder’s interests will be set forth in supplements to this prospectus, absent circumstances indicating that the change is material. In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.

(2)	Includes shares issuable upon exercise of the Warrant, conversion of the Convertible Debentures and conversion of other convertible promissory notes held by the Selling Shareholder.

(3)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of July 27, 2026, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Amounts reported in the fifth column assumes that the Selling Stockholder will sell all of the Shares offered pursuant to this prospectus.

(4)	Based on 27,582,069 shares of Common Stock issued and outstanding as of July 27, 2026. The Selling Stockholder may not convert the Convertible Debentures exercise the Warrant or convert any other convertible promissory notes, as applicable, to the extent such conversion or exercise would cause the Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding Common Stock following such conversion or such exercise.

(5)	Includes the maximum number of Shares issuable upon exercise of the Warrant and conversion of the Convertible Debentures, which Shares are being registered by the registration statement of which this prospectus forms a part.

(6)	Investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address of YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, NY.

EXPERTS

 The consolidated financial statements of VisionWave Holdings, Inc. as of September 30, 2025 and for the period from March 20, 2024 (date of inception) through September 30, 2024, included in the Registration Statement, which is referred to and made a part of this Registration statement, have been audited by RBSM LLP, independent registered public accounting firm, as set forth in their report which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

 This prospectus constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus and any accompanying prospectus supplement, which forms a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus or any accompanying prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.VWAV.inc, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 300 Delaware Avenue, Suite 210 #301, Wilmington, Delaware 19801, and our telephone number is 302.305.4790.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus and any subsequent prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus and the accompanying prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

(1)	the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the Commission on December 31, 2025;

(2)	The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the Securities and Exchange Commission on May 20, 2026.

(3)	The Company’s Quarterly Report on Form 10-Q for the three months ended December 31, 2025, filed with the Securities and Exchange Commission on February 17, 2026.

(4)	The Company’s Current Reports on Form 8-K filed with the Securities Exchange Commission on October 9, 2025, November 5, 2025, November 12, 2025, November 18, 2025, November 26, 2025, December 4, 2025, December 10, 2025, December 17, 2025, December 30, 2025, January 7, 2026, January 7, 2026, January 12, 2026, January 23, 2026, January 23, 2026, January 26, 2026, February 2, 2026, February 6, 2026, February 10, 2026, February 17, 2026, February 23, 2026, February 25, 2026, February 27, 2026, March 9, 2026, March 11, 2026, March 16, 2026, March 17, 2026, March 17, 2026, march 18, 2026, March 19, 2026, March 24, 2026, April 2, 2026, April 13, 2026, April 20, 2026, April 23, 2026, May 4, 2026, May 11, 2026, May 15, 2026, May 21, 2026, June 2, 2026, June 4, 2026, June 12, 2026, June 17, 2026, June 25, 2026, June 30, 2026, July 2, 2026, July 21, 2026, July 24, 2026 and July 30, 2026 (other than any portions thereof deemed furnished and not filed); and

(5)	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on July 10, 2025 (File No. 001-42741) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description.

Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: Visionwave Holdings, Inc., 300 Delaware Avenue, Suite 210 #301, Wilmington, Delaware 19801, Attention: Investor Relations. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant.

All of such fees and expenses are estimated:

Amount
SEC registration fee		$16,559.59
FINRA filing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous fees and expenses		*
Total expenses	$	*

*	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our amended and restated certificate of incorporation provides that to the fullest extent permitted by the General Corporation Law, a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our bylaws provide that we shall indemnify and hold harmless our directors and officers to the fullest extent permitted by applicable law, except that we will not be required to indemnify or hold harmless any director or officer in connection with any proceeding initiated by such person unless the proceeding was authorized by our board of directors. Under our bylaws, such rights shall not be exclusive of any other rights acquired by directors and officers, including by agreement. The company has entered into Indemnification Agreements with all current and certain former directors and officers substantially in the form previously disclosed in exhibits to the Company’s quarterly and annual reports.

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Our amended and restated bylaws provide that we will pay expenses to any director or officer prior to the final disposition of the proceeding, provided, however, that such advancements shall be made only upon receipt of an undertaking by such director or officer to repay all amounts advanced if it should be ultimately determined that such director or officer is not entitled to indemnification under the bylaws of or otherwise.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

We have obtained Directors’ and Officers’ liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The above provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these certificate of incorporation provisions, bylaw provisions, indemnification agreements and the insurance are necessary to attract and retain qualified persons as directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 16. Exhibits.

Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
1.1*	Form of Underwriting Agreement
2.1	Merger Agreement and Plan of Reorganization by and among Bannix Acquisition Corp., VisionWave Holdings, Inc., BNIX Merger Sub, Inc. and BNIX VW Merger Sub, Inc. dated September 6, 2024 (included as Annex A to the proxy statement/prospectus)	Form S-4	333-284472	2.1	April 18, 2025
2.2	Asset Purchase Agreement dated as of January 5, 2026, by and between VisionWave Holdings, Inc. and Adrian Holdings S.R.L.	Form 8-K	001-42741	2.1	January 7, 2026
3.1	Amended and Restated Certificate of Incorporation of VisionWave Holdings Inc.	Form 8-K	001-42741	3.1	July 14, 2025
3.2	Bylaws of VisionWave Holdings Inc.	Form 8-K	001-42741	3.2	July 14, 2025
3.3	Amended and Restated Bylaws of VisionWave Holdings, Inc.	Form 8-K	001-42741	3.1	December 10, 2025
4.1	Specimen Common Stock Certificate	Form S-4	333-284472	4.1	January 24 2025
4.2	Specimen Warrant Certificate	Form S-1	333-253324	4.3	August 3, 2021
4.3	Form of Convertible Debenture for July 2026 Private Placement	Form 8-K	001-42741	4.1	July 21, 2026
4.4	Form of Warrant to Purchase Common Shares for July 2026 Private Placement	Form 8-K	001-42741	4.2	July 21, 2026
4.5*	Form of Certificate of Designation with respect to Preferred Stock
4.6**	Form of Senior Indenture
4.7**	Form of Subordinated Indenture
4.8*	Form of Senior Note
4.9*	Form of Subordinated Note
4.10*	Form of Warrant
4.11*	Form of Warrant Agreement
4.12*	Form of Unit Agreement
4.13*	Form of Rights Agreement
5.1**	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Securities Purchase Agreement, dated July 20, 2026, between VisionWave Holdings, Inc. and YA II PN, Ltd.	Form 8-K	001-42741	10.1	July 21, 2026
10.2	Registration Rights Agreement, dated July 20, 2026, between VisionWave Holdings, Inc. and YA II PN, Ltd.	Form 8-K	001-42741	10.2	July 21, 2026
10.3	Global Guaranty Agreement, dated July 20, 2026, by VisionWave Technologies, Inc., VisionWave Holdings UK Ltd and Solar Drone Ltd. in favor of YA II PN, Ltd.	Form 8-K	001-42741	10.3	July 21, 2026
10.4	Consent and Deferral Letter Agreement, dated July 20, 2026, between VisionWave Holdings, Inc. and Dream America Marketing Services, Ltda.	Form 8-K	001-42741	10.4	July 21, 2026
10.5	Consent and Deferral Letter Agreement, dated July 20, 2026, between VisionWave Holdings, Inc. and Adrian Holdings S.R.L.	Form 8-K	001-42741	10.5	July 21, 2026
10.6	Letter Agreement regarding Extension of Maturity Date, dated July 20, 2026, between VisionWave Holdings, Inc. and YA II PN, Ltd.	Form 8-K	001-42741	10.6	July 21, 2026
23.1**	Consent of RBSM LLP
23.2**	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page)
25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended under the Senior Indenture
25.2**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended under the Senior Indenture
107*	Filing Fee Table

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
**	Filed herewith.

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Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

ii.	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

iii.	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act:

i.	the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

ii.	each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on August 3, 2026.

VISIONWAVE HOLDINGS, INC.

By:	/s/ Douglas Davis
Douglas Davis
Executive Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas Davis, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Douglas Davis	Executive Chairman and Chief Executive Officer	August 3, 2026
Douglas Davis	(Principal Executive Officer)

/s/ Erik Klinger	Chief Financial Officer	August 3, 2026
Erik Klinger	(Principal Financial and Accounting Officer)

/s/ Eric Shuss	Chief Operating Officer and Director	August 3, 2026
Eric Shuss

/s/ Danny Rittman	Chief Technology Officer	August 3, 2026
Danny Rittman

/s/ Chuck Hansen	Lead Independent Director	August 3, 2026
Chuck Hansen

/s/ Haggai Ravid	Director	August 3, 2026
Haggai Ravid

/s/ Judit Nagypal	Director	August 3, 2026
Judit Nagypal

/s/ Atara Dzikowski	Director	August 3, 2026
Atara Dzikowski

/s/ Mansour Khatib	Director	August 3, 2026
Mansour Khatib

/s/ Daniel Ollech	Director	August 3, 2026
Daniel Ollech

/s/ Shayna Quinn	Director	August 3, 2026
Shayna Quinn

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